As Filed with the Securities and Exchange Commission on September 22, 2020 Registration No. 333-248693

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IGEN Networks Corp.
(Exact name of registrant as specified in its charter)

Nevada	7363	20-5879021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28375 Rostrata Ave., Lake Elsinore, CA 92532

(855-912-5378)

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil G. Chan

c/o Registered Agents, Inc.

401 Ryland St, Suite 200-A

Reno, NV 89502

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:

James B. Parsons

Parsons/Burnett/Bjordahl/Hume, LLP

10016 Edmonds Way, Suite C-325

Edmonds, WA 98020

Phone: (425) 451-8036

Fax: (425) 451-8568

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common stock, par value $0.001 per share	160,256,410	$2,500,000	$324.50

(1)

Represents shares of our common stock offered for resale by Crown Bridge Partners, LLC, a New York limited liability company, (the “Selling Stockholder”), including 8,000,000 initial commitment shares and an estimate of the number of additional commitment shares and shares that we have the right to put to the Selling Stockholder pursuant to the Equity Purchase Agreement we finalized on July 27, 2020, with the Selling Stockholder. In the event the number of shares being registered hereunder is insufficient to cover all of the shares we put to Crown Bridge Partners, LLC, we will amend this registration statement or file a new registration statement to register those additional shares. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also includes an indeterminate number of additional shares of our common stock as may, from time-to-time, become issuable by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)

The offering price of $0.0156 per share has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, on the basis of the last sale price of the registrant’s common stock as reported on the OTCQB tier of the OTC Markets Group, Inc. on August 13, 2020.

(3)	Computed in accordance with Section 6(b) of the Securities Act of 1933.

(4)	Previously paid.

In accordance with Rule 416(a) of the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transaction.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED ____________________________

PRELIMINARY PROSPECTUS

IGEN NETWORKS CORP.

Up to 160,256,410 Shares of Common Stock

This Prospectus relates to the offer and sale from time-to-time of up to 160,256,410 shares of common stock, par value $0.001, of IGEN Networks Corp, a Nevada corporation, by Crown Bridge Partners, LLC, a New York limited liability company (the “Selling Stockholder”). We are registering the resale of the above shares of common stock issuable under an equity line in the amount of $2,500,000 established by the Equity Purchase Agreement, dated as of July 27, 2020 (the “Equity Line”), between us and the Selling Stockholder, as more fully described in this Prospectus. The resale of such shares by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.” The Offering consists of 160,256,410 shares which represent 8,000,000 shares issued under the Equity Purchase Agreement as initial commitment shares, with the remainder of the shares being registered issuable pursuant to the Equity Line.

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “IGEN”. As reported on the OTCQB, the most recent reported trading price of our common stock was $0.0156 per share on August 13, 2020.

We are not selling any securities under this Prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder. We will, however, receive proceeds from sale of our common stock under the Equity Line to the Selling Stockholder.

The Equity Purchase Agreement with the Selling Stockholder provides that the Selling Stockholder is committed to purchase up to $2,500,000 (“Maximum Commitment Amount”) of our common stock over the course of its term. The term of the Equity Purchase Agreement commenced on July 27, 2020 and will end on the earlier of (i) the date on which the Selling Stockholder has purchased common stock from us pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) July 27, 2023, or (iii) written notice of termination by us.

We may draw on the Equity Line from time-to-time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. The securities included in this Prospectus represent the common stock issuable to the Selling Stockholder under the Equity Line.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The Selling Stockholder may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being offered pursuant to this Prospectus.

Investing in our common stock is speculative and involves substantial risks. You should carefully consider the matters discussed under “Risk Factors” beginning on page 7 of this Prospectus before making any decision to invest in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is__________________ , 2020

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ABOUT THIS PROSPECTUS

As used in this Prospectus, unless otherwise indicated, “we”, “us”, “our”, and the “Company” refer to IGEN Networks Corp.

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the Selling Stockholder. You should rely only on the information provided in this Prospectus or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this Prospectus. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. The Selling Stockholder may offer to sell and seek offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus, or that the information contained by reference to this Prospectus is correct as of any time after its date. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock. The rules of the SEC may require us to update this Prospectus in the future.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the Offering of securities and the distribution of this Prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this Prospectus constitute “forward-looking statements.” Words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to obtain new projects, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors,” beginning on page 7 of this Prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this Prospectus or in any document incorporated herein by reference, might not occur. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the respective dates of this Prospectus, or the date of the document incorporated by reference in this Prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on information contained or incorporated by reference in this Prospectus that we have authorized to be delivered to you in connection with this Offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this Prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this Prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this Prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this Prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere herein. Because this is only a summary, it is not complete and does not contain all the information that may be important to you. Before making an investment decision, you should read carefully this entire Prospectus, including, but not limited to, the information under the caption “Risk Factors,” and our financial statements and related notes.

Our Business

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On September 15, 2008, the Company became a reporting issuer in British Columbia, Canada. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the automotive and fleet management industry. The Company works with T-Mobile and its distribution partners to provide direct and secure access to information on vehicle assets and driver performance. The software services are based on the AWS Cloud Infrastructure delivered to customers over the wireless network and accessed from consumer mobile or desktop devices. The software services are marketed through automotive dealers, financial institutions, and government channels as IGEN commercial and consumer brands: Nimbo Tracking, CU Trak, and Medallion GPS PRO.

As of December 31, 2019:

i)	IGEN had a 100% equity position in Nimbo Tracking LLC, a privately held US company based in Murrieta, CA
ii)	IGEN appointed Wireless Business Consultants (WBC) Sprint’s Master Agent for nationwide distribution
iii)	IGEN appointed REMCOOP for distribution and marketing for the Territory of Puerto Rico
iv)	IGEN took ownership of Digital Telematics Signature (DTC) patent for greater accuracy in measuring driver performance
v)	IGEN launched Medallion GPS PRO for Light-Commercial Fleets
vi)	IGEN had a software license and hardware supply agreements with Positioning Universal Inc.

The Company’s head office is located at 28375 Rostrata Ave, Lake Elsinore CA 92532, United States

Direct line is 855-912-5378

The Company currently owns the DTC patent for normalization of driver behavior data for consistent and accurate measurement of driver performance regardless of asset-type or data source. The Company acquired the DTC patent, via a patent ownership agreement, on March 16, 2020. The Company has secured trademarks and distribution licenses through increased ownership of privately held technology companies.

The Company is not aware of any government approval or regulations, other than those governing the normal course of business, which will affect its own business. However, the Company is invested in and foresees future investment in, or possible joint ventures with, companies for which local, regional or national regulatory approvals, particularly those pertaining to wireless networks or GPS-based applications, may apply.

The Company is not aware of any significant costs or effects of compliance with environmental laws.

Equity Purchase Agreement with Crown Bridge Partners, LLC

On July 27, 2020, we executed an Equity Purchase Agreement with Crown Bridge Partners, LLC (“Crown Bridge Partners” or the “Selling Stockholder”), which was finalized and effected on July 27, 2020 (the “Equity Line”). Under the Equity Line, we have the right to sell to Crown Bridge Partners up to $2,500,000 of shares of our common stock for a period of up to three (3) years, commencing on the execution date of the agreement. Under the Equity Line, the Selling Stockholder is committed to purchase, on an unconditional basis, shares of our common stock (“Put Shares”).

The Equity Purchase Agreement provides that that we have the right, but not the obligation, to deliver to Crown Bridge Partners from time-to-time, a “put notice” stating the number of shares and purchase price of common shares we intend to sell to Crown Bridge Partners. The purchase price of the shares will be 80% of the lesser of the (i) “market price,” defined as the lowest traded price for any trading day during the 13 trading days immediately preceding delivery of the put notice, or (ii) the valuation price, which is the lowest traded price of the shares during the five trading days following the clearing date associated with the applicable put notice. Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. Average Daily Trading Value is defined as the average trading volume of our common stock in the thirteen (13) trading days immediately preceding delivery of the respective put notice (the “pricing period”), multiplied by the lowest traded price of the of our shares during the pricing period. We may not deliver a new put notice until ten trading days after the clearing of the prior put notice.

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As a term of the Equity Purchase Agreement, we entered into a Registration Rights Agreement with Crown Bridge Partners, whereby we agreed to register for resale by Crown Bridge Partners the shares of common stock purchased pursuant to the Equity Purchase Agreement. Accordingly, we filed a registration statement with the SEC on Form S-1, of which this Prospectus is a part, and which covers the resale of shares to be issued under the Registration Rights Agreement.

The Offering

Securities offered by the Selling Stockholder	160,256,410 shares of common stock (including 8,000,000 initial commitment shares and shares issuable pursuant to the Equity Line).

Common stock outstanding before Offering	1,105,477,145

Common stock outstanding after Offering	1,265,733,555 shares, assuming the issuance of an additional 160,256,410 shares pursuant to the Equity Purchase Agreement

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the Selling Stockholder. However, we will receive proceeds from the sale of shares to Crown Bridge Partners pursuant to our exercise of a put right granted to us in the Equity Purchase Agreement. Any such proceeds will be used for general corporate and business operations purposes and film production and distribution activities.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in connection with this Prospectus at any given time, could cause the market price of our common stock to decline and to be highly volatile. We do not have the right to control the timing and amount of any sales of such shares by the Selling Stockholder. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

OTCQB trading symbol Placement Agent

IGEN

J.H. Darbie & Co., Inc. acted as the placement agent for the Company with respect to the Equity Purchase Agreement. J.H. Darbie & Co., Inc. will receive a finder’s fee of two percent (2%) of the gross proceeds received by Company pursuant to the Equity Line.

Selling Stockholder

The Selling Stockholder, Crown Bridge Partners, LLC, a New York limited liability company, is committed to purchase, on an unconditional basis, shares of our common stock (“Put Shares”) at an aggregate price of up to $2,500,000 over the term of the Equity Purchase Agreement. Based on the trading price of our common stock as of July 27, 2020, we estimate Crown Bridge Partners would purchase an aggregate of 160,256,410 shares of common stock under the Equity Purchase Agreement if the entire $2,500,000 amount had been drawn. The Offering consists of 8,000,000 shares issued as initial commitment shares pursuant to the Equity Purchase Agreement and the remainder constitutes an estimate of the number of additional commitment shares and Put Shares issuable pursuant to the Equity Line. Such shares would represent approximately 24.8% of our outstanding common stock as September 4, 2020, resulting in significant ownership dilution to our existing common stockholders. This Prospectus relates to the future sale of these shares, from time-to-time, by Crown Bridge Partners.

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Plan of distribution

The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby that were acquired under the Equity Line. Sales may be made on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded, or in private transactions. These sales may be at the prevailing market price or related to the then current market price, fixed prices or negotiated prices. See “The Offering - Plan of Distribution.”

RISK FACTORS

An investment in IGEN common stock is speculative, involves significant risks and should not be made by anyone who cannot afford to lose his or her entire investment. Before you invest in our common stock, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. You should consider carefully the following risks and uncertainties, together with all other information contained in this Prospectus, before deciding to invest in our common stock. The risks and uncertainties identified below are not the only risks and uncertainties we face. If any of the following events or risks should occur, our business, operating results and financial condition would likely suffer materially and you could lose part or all of your investment.

Risks Relating to Our Business

Our auditors have expressed a going concern modification to their audit report.

Our independent auditors include a modification in their report to our financial statements, expressing that certain matters regarding the Company raise substantial doubt as to our ability to continue as a going concern. Note 1 to the December 31, 2019 and 2018 consolidated financial statements, states that the Company has recurring losses from operations and has a negative operating cash flow since inception that raise substantial doubt about our ability to continue as a going concern. Management anticipates that the Company can attain profitable status and improve liquidity through continued business development and additional debt or equity investment in the Company. There can be no assurance that necessary debt or equity financing will be available, or will be available, on terms acceptable to the Company, in which case we may be unable to meet our obligations. If we are unable to obtain adequate financing or achieve profitability, there will be substantial doubt about our ability to continue as a going concern in the future.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results, which could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules require, among other things, management to assess annually the effectiveness of our internal control over financial reporting. For the year ended December 31, 2019, we identified material weaknesses in our internal controls over financial reporting: namely (1) a material weakness related to the discovery of an error in a prior period financial statements related to revenue recognition, and (2) a material weakness related to the proper valuation of derivative instruments and share-based compensation amounts using the appropriate valuation models to determine reasonable estimates of fair value. If our controls fail, or management and/or our independent auditors conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information, which could negatively affect the value of our shares. Also, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Because we do not have an audit committee, stockholders will have to rely on our directors, one of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. One member of the board of directors is not an independent director. Accordingly, there is a potential conflict in that board members may also be engaged in management and participate in decisions concerning management, compensation and audit issues, which may affect management performance.

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If sufficient demand for our services does not materialize, our business would be materially affected, which could result in the loss of your entire investment.

Demand for our services depends on many factors, including:

●	the number of customers we can attract and retain over time;
●	the economy in general and, in periods of rapidly declining economic conditions, customers may defer services, such as ours, to pay their own debts to remain solvent;
●	the competitive environment in the software services markets may force us to reduce prices below desired pricing level or increase promotional spending; and
●	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely, cost-effective manner.

All these factors could result in immediate and longer-term declines in demand for our offered services, which could adversely affect our sales, cash flows and overall financial condition. As a result, an investor could lose his or her entire investment.

Our future success depends on our ability to develop services, products and projects and to sell them to distribution channels. The inability to establish distribution channels, may severely limit our growth prospects.

Our business success is completely dependent on our ability to successfully develop services, products and projects and secure viable distribution channels. Revenues derived therefrom will represent vital funds necessary for our continued operations. The loss or damage of any of our business relationships and/or revenues derived therefrom, will result in the inability to market our services, products and projects.

It is possible that our projects may infringe on other patented, trademarked or copyrighted concepts. Litigation arising out of infringement or other commercial disputes could cause us to incur expenses and impair our competitive advantage.

We cannot be certain that our products or projects will not infringe upon existing patents, trademarks, copyrights or other intellectual property rights held by third parties. Because we may rely on third parties to help develop some of our projects, we cannot ensure that litigation will not arise from disputes involving these third parties. We may incur substantial expenses in defending against prospective claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters, or materially disrupt the conduct of our business. Our success depends in part on our ability to obtain and enforce intellectual property protection for our products and projects, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties.

The validity and breadth of claims covered in our copyrights and trademarks that we intend to file involve complex legal and factual questions and, therefore, may be highly uncertain. No assurances can be given that any future copyright, trademark or other applications:

●	will be issued;
●	that the scope of any future intellectual property protection will exclude competitors or provide competitive advantages to the Company;
●	that any copyrights or trademarks will be held valid if subsequently challenged;
●	that others will not claim rights in, or ownership of, the potential copyrights or trademarks or other proprietary rights held by us; or
●	that our intellectual property will not infringe, or be alleged to infringe on the proprietary rights of others.

Furthermore, there can be no assurance that others have not developed or will not develop similar intellectual properties. Also, whether or not additional intellectual property protection is issued to the Company, others may hold or receive protection covering intellectual properties that were subsequently developed by the Company. No assurance can be given that others will not, or have not independently developed or otherwise acquired substantially equivalent intellectual property.

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Dependence on general economic conditions.

The success of our Company depends, to a large extent, on certain economic factors that are beyond our control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government and other factors beyond our control may have an adverse effect on our ability to sell our services and to collect sums due and owing to us.

We are dependent upon our directors, officer and consultants, the loss of any of whom would negatively affect our business.

We are dependent upon the experience and efforts of our directors, officers and consultants to operate our business. We also expect to depend upon service provider such as actors, editors, writers and camera crews. If any director or officer leaves or is otherwise unable to perform their duties, or should any consultant cease their activities for any reason before qualified replacements could be found, there could be material adverse effects on our business and prospects. We have not entered into employment or non-competition agreements with any individuals, and do not maintain key-man life insurance. Our future success will depend on our ability to attract and retain qualified personnel. Unless and until additional employees are hired, our attempt to manage our business and projects and meet our obligations with a limited staff could have material adverse consequences, including, without limitation, a possible failure to meet a contractual or SEC deadline or other business-related obligation.

We may not be able to manage future growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our business plan will require effective planning. If we should experience significant rapid growth in the future, it could strain management and internal resources that would adversely affect financial performance. We anticipate that future growth could place a serious strain on personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will require attracting, training, motivating, retaining and managing new employees and continuing to update and improve operational, financial and management controls and procedures. If we do not manage growth effectively, our operations could be adversely affected resulting in slower growth and a failure to achieve or sustain profitability.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have a history of operating losses since inception and, as of December 31, 2019 and June 30, 2020. We had an accumulated deficit of $11,630,660 and $14,822,302 respectively. We may incur future operating losses and these losses could be substantial and impact our ability to attain profitability. In the immediate future, we do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses without additional funding. However, if we cannot generate sufficient future revenues, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

We anticipate needing additional financing to accomplish our business plan.

At August 21, 2020, we had cash on hand of $110,000.00. Management estimates that we will require approximately an additional $495,000 during the next 12 months to fully implement our current business plan. We anticipate that at least a portion of these funds will be realized from the Line of Credit. However, there is no assurance that we will be able to secure all necessary financing, or that any additional financing available will be available on terms acceptable to us, or at all. Shares issued under the Line of Credit and any additional offerings of common stock will dilute the holdings of our then-current stockholders. If we borrow funds, we would likely be obligated to make periodic interest or other debt service payments and be subject to additional restrictive covenants. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. Presently, we do not intend to obtain any debt financing from a lending institution. If necessary, our board of directors or other stockholders may agree to loan funds to the Company, although there are no formal agreements to do so. Failure to secure additional capital, if needed, could force us to curtail our growth strategy, reduce or delay capital expenditures and downsize operations, which would have a material negative effect on our financial condition.

Our agreement with Crown Bridge Partners may limit the amount we may draw pursuant to an individual put notice under the Equity Line.

Under the Equity Line with Crown Bridge Partners, we have the ability to put shares of common stock for purchase up to the maximum aggregate amount of $2,500,000. However, the Equity Purchase Agreement contains certain limitations on the amount we can draw pursuant to any single put notice. Because of the pricing formula in the agreement, we may be limited in the maximum amount of a put notice during a pricing period when our shares are trading at a lower price with low volume. Thus, there is no assurance that we will be able to draw sufficient funds during a certain pricing period that would satisfy current cash needs. In this event, we may have to rely on the availability of alternative funding. If such funding is not readily available, we would likely encounter financial difficulties that could threaten our ongoing business endeavors and financial conditions.

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We could become involved in claims or litigations that may result in adverse outcomes.

From time-to-time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial, but could prove to be material. Litigations are expensive and inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management’s attention and resources from other matters.

Being a public company involves increased administrative costs, including compliance with SEC reporting requirements, which could result in lower net income and make it more difficult for us to attract and retain key personnel.

As a public company subject to the reporting requirements of the Exchange Act, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, require changes in corporate governance practices of public companies. We believe these new rules and regulations increase legal and financial compliance costs and make some activities more time consuming. For example, in connection with being a public company, we may have to create new board committees, implement additional internal controls and disclose controls and procedures, adopt an insider trading policy and incur costs relating to preparing and distributing periodic public reports. These rules and regulations could also make it more difficult to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.

Management must invest significant time and energy to stay current with public company responsibilities, which limits the time they can apply to other tasks associated with operations. It is possible that the additional burden and expense of operating as a public company could hinder our ability to achieve and maintain profitability, which would cause our business to fail and investors to lose all their money invested in our stock.

We estimate that being a public company will cost us more than $100,000 annually. This is in addition to all other costs of doing business. It is important that we maintain adequate cash flow, not only to operate our business, but also to pay the cost of remaining public. If we fail to pay public company costs as incurred, we could become delinquent in our reporting obligations and our shares may no longer remain qualified for quotation on a public market. Further, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

Provisions in our charter documents and under Nevada law could make an acquisition of our Company more difficult, limit attempts by our stockholders to replace or remove our current board of directors and limit the market price of our common stock.

Provisions in our amended and restated Articles of Incorporation and may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated Articles of Incorporation include provisions that:

•	permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•	require super-majority voting to amend some provisions in our amended and restated Articles of Incorporation and amended and restated bylaws;

•

authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan or issue preferred shares with super voting rights that will effectively reduce or eliminate the rights of shareholders of our common stock to amend our Articles of Incorporation or remove a director;

•	provide that only the Chairperson of our board of directors, our Chief Executive Officer, or a majority of our board of directors will be authorized to call a special meeting of stockholders.

In addition, Section 78.411 et seq. of the Nevada Revised Statutes provides that a Nevada corporation which has not opted out of coverage by this section in the prescribed manner may not engage in any combination with an interested stockholder for a period of two years following the date that the stockholder became an interested stockholder unless prior to that time the board of directors of the corporation approved either the combination or the transaction which resulted in the stockholder becoming an interested stockholder.  The Company has not opted out of this provision, which reduces the options of the Company being acquired without the consent of the board of directors.

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Risks Relating to Our Industry

If we are not successful in the continued development, timely manufacture, and introduction of new products or product categories, demand for our products could decrease to the extent that lost sales and profits from declining segments or product categories are not entirely offset.

We expect that a significant portion of our future revenue will continue to be derived from sales of newly introduced products. This is particularly important to replace sales and profits lost in declining segments or product categories. The market for our products is characterized by rapidly changing technology, evolving industry standards and changes in customer needs. If we fail to introduce new products, or to modify or improve our existing products, in response to changes in technology, industry standards or customer needs, our products could rapidly become less competitive or obsolete. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance for such products. However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products, and enhance our existing products, our future results of operations would be adversely affected. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept or may materially change the gross profits that we are able to obtain on our products. We may not succeed in adapting our products to new technologies as they emerge. Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. Any future challenges related to new products, whether due to product development delays, manufacturing delays, lack of market acceptance, delays in regulatory approval, or otherwise, could have a material adverse effect on our results of operations.

If we are unable to compete effectively with existing or new competitors, our resulting loss of competitive position could result in price reductions, fewer customer orders, reduced margins and loss of market share.

The markets for our products are highly competitive, and we expect competition to increase in the future. Some of our competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products or secure better product positioning with retailers. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business, financial condition and results of operations.

The consumer automotive segment, which represents almost all of our revenue, may decline in 2020. The demand for personal navigation devices (PNDs) has been and continues to be reduced by replacement technologies becoming available on mobile devices and factory-installed systems in new autos, as well as by market saturation.

We have experienced a significant decline in 2020 revenues as the result of the COVID-19 impact on the consumer automotive market and breach of contract of a Distributor. This market is highly competitive, as competing new technologies emerge. GPS/navigation technologies have been incorporated into competing devices such as mobile handsets, tablets, and new automobiles through factory-installed systems. Many companies are now offering tracking software for these mobile devices.

We have a number of competitors in our market segment, and some of them are well capitalized and they continue to develop competitive products.

There are a number of companies offering automobile tracking products that may compete with our products. While we continuously strive to improve our product line and offer new and improved technology, some of our competitors are more well capitalized than we are, and can produce competing produces on a larger scale and for a more competitive price.

Risks Relating to this Offering and Ownership of Our Common Stock

Our common stock is traded on the OTCQB under the symbol “IGEN”, but there is no assurance that an active market for the shares will be maintained.

Although our shares are currently quoted and traded on the OTCQB, we cannot assure our stockholders that a continuous and active trading market will be sustained. In the even an active trading market is not maintained, it would be difficult, if not impossible, for stockholders to liquidate their shares. Also, the trading price for our shares may be highly volatile and subject to significant fluctuations due to variations in quarterly operating results and other business and economic factors. These price fluctuations may adversely affect the liquidity of our shares, as well as the price that holders may realize for their shares upon any future sale.

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Stockholders of IGEN common stock should be aware that the public market may be volatile and subject to severe swings in price.

We believe that the trading market for our shares on the OTCQB is volatile and subject to numerous factors, many beyond our control. Some factors that may influence the price of our shares are:

●	Our ability to find viable companies in which to invest;
●	Our ability to successfully manage companies in which we invest;
●	Our ability to successfully raise capital;
●	Our ability to successfully expand and leverage the distribution channels of our portfolio companies;
●	Our ability to develop new distribution partnerships and channels;
●	Expected tax rates and foreign exchange rates
●	The continuing uncertain economic conditions;
●	Price and product competition;
●	Changing product mixes;
●	The loss of any significant customers;
●	Higher than expected product, service or operating costs;
●	Inability to leverage intellectual property rights; and
●	Delayed product or service introductions.

Additionally, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to our operating performance, may affect the market price of our shares. In the past, following periods of extreme volatility in the market price of a company’s securities, a securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Issuing a large number of shares of common stock could significantly dilute our existing stockholders and negatively impact the market price of our shares.

The Equity Purchase Agreement (Equity Line) with Crown Bridge Partners (the Selling Stockholder) provides that Crown Bridge Partners is committed to purchase, on an unconditional basis, shares of our common stock (“Put Shares”) at an aggregate price of up to $2,500,000 over the three year term of the agreement. Upon delivery of a put notice, the purchase price of the Put Shares shall equal 80% of the lesser of the (i) “market price,” defined as the lowest traded price for any trading day during the 13 trading days immediately preceding the respective Put Date, or (ii) the “valuation price,” defined as the lowest traded price during the five trading days following the clearing date associated with the applicable put notice.

Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value (defined as the average trading volume of our common stock in the thirteen (13) trading days immediately preceding delivery of the respective put notice (the “pricing period”), multiplied by the lowest traded price of the of our shares during the pricing period). The Company may not deliver a new put notice until ten trading days after the clearing of the prior put notice. As a result, if we sell shares of common stock under the Equity Line, we will be issuing common stock at a discount below market prices, which could cause the market price of our common stock to decline and, if such issuances are significant in number, the amount of the decline in our market price could also be significant.

In general, we are unlikely to sell shares of common stock under the Equity Line at a time when the additional dilution to stockholders would be substantial, unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

The Selling Stockholder may sell a large number of shares, resulting in a substantial decrease to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, we are prohibited from delivering a put notice to the Selling Stockholder to the extent that the issuance of shares causes the Selling Stockholder to beneficially own more than 4.99% of our then-outstanding shares of common stock. However, these restrictions do not prevent the Selling Stockholder from selling shares of common stock received in connection with the Equity Line and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 4.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 4.99% at any one time. As a result, our existing stockholders and new investors could experience substantial diminution in the value of their shares. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Stockholder of shares issued under the Equity Line.

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Trading in our shares could be restricted because of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws.

Trading and transfer of our common stock may be restricted under certain securities laws promulgated by various states and foreign jurisdictions, commonly referred to as Blue Sky laws. Individual state Blue Sky laws could make it difficult or impossible to sell our common stock in those states. Many states require that an issuer’s securities be registered in their state, or appropriately exempted from registration, before the securities can trade in that state. We have no immediate plans to register our securities in any state. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Whether stockholders may trade their shares in a particular state is subject to various rules and regulations of that state.

We do not expect to pay dividends in the foreseeable future, which could make our stock less attractive to potential investors.

We have not declared any dividends since inception of the Company. Any future payment of cash dividends will be at the discretion of the board of directors after considering many factors, including operating results, financial condition and capital requirements. We plan to retain any future earnings and other cash resources for operation and business development and do not intend to declare or pay any cash dividends in the foreseeable future. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Trading in our common stock is subject to certain “penny stock” regulation, which could have a negative effect on the price of our shares in the marketplace.

Trading the Company’s common stock is subject to certain provisions, commonly referred to as “penny stock” rules, promulgated under the Exchange Act. A penny stock is generally defined as any non-exchange listed equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules require additional disclosure by broker-dealers in connection with any trades involving a penny stock. The rules also impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These sales practice requirements include a broker-dealer to:

●	Make a special written suitability determination for a purchaser of penny stocks;
●	receive the purchaser’s prior written consent to execute the trade; and
●	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock, which could affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact their willingness to trade or make a market in our common stock, which could severely limit the market price and liquidity of our shares. Also, many prospective investors may not want to get involved with these additional administrative requirements, which could have a material adverse effect on the price and trading of our shares.

Future sales or the potential sale of a substantial number of shares of our common stock could cause our market value to decline.

As of the date of this Prospectus, we have 1,105,477,145 shares of common stock outstanding. Of these outstanding shares, approximately 69,355,435 shares are considered restricted securities and may be sold only pursuant to a registration statement, or the availability of an appropriate exemption from registration, such as Rule 144. Additionally, up to 160,256,410 commitment and Put Shares that are the subject of this Prospectus, can be purchased by the Selling Stockholder under the Equity Line, which shares would be freely tradable without restriction upon issuance and be immediately sold into the market. Sales of a substantial number of these restricted shares and Put Shares in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and materially impair our ability to raise capital through the sale of additional equity securities.

In the event we issue additional common stock in the future, current stockholders could suffer immediate and significant dilution, which could have a negative effect on the value of their shares.

We are authorized to issue 1,490,000,000 shares of common stock, of which 384,522,855 shares are unissued. Also, an additional 160,256,410 commitment and Put Shares may be issued pursuant the Equity Line to which this Prospectus relates. Our board of directors has broad discretion for future issuances of common stock, which may be issued for cash, property, services rendered or to be rendered, or for several other reasons. We could also issue shares to make it more difficult, or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations the board determines that a takeover proposal was not in the Company’s best interests, unissued shares could be issued by the board without stockholder approval. This might prevent, or render more difficult or costly, completion of an expected takeover transaction.

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Other that the Put Shares issuable pursuant to the Equity Line, we do not presently contemplate additional issuances of significant amounts of common stock in the immediate future, except to raise addition capital. We presently do not have an agreement or understanding to sell additional shares. Our board of directors has authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. Any future issuance of shares will dilute the percentage ownership of existing stockholders and likely dilute the book value of the common stock, which could cause the price of our shares to decline and investors in our shares to lose all or a portion of their investment.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares offered by the Selling Stockholder hereby. Proceeds from sales of offered shares will be paid to Selling Stockholder. We have agreed to bear expenses relating to the registration of the Put Shares for the Selling Stockholder that are the subject of this Prospectus. The Selling Stockholder will be obligated to pay all underwriting discounts, selling commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in connection with the sale of shares.

We will receive proceeds from the sale of shares to Crown Bridge Partners pursuant to our exercise of the put right granted to us by the Equity Line. Any such proceeds will be used for general corporate purposes, which may include (i) acquisition of projects, (ii) refinancing or repayment of indebtedness, (iii) capital expenditures and working capital, and (iv) investing in equipment and property development.

CAPITALIZATION

The following table sets forth our actual capitalization at June 30, 2020 and December 31, 2019. This table should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

	June 30, 2020	December 31, 2019
	(unaudited)

Redeemable convertible preferred stock – Series A Authorized – 9,000,000 shares with $0.001 par value, 159,800 shares and 160,600 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively, net of discount of $142,425 and $121,934, respectively, aggregate liquidation preference of $88,375 and $153,862 as of June 30, 2020 and December 31, 2019, respectively	$67,305	$31,927
Series B preferred stock: Authorized – 1,000,000 shares with $0.001 par value issued and outstanding – 1,000,000 and 0 shares, as of June 30, 2020 and December 31, 2019, respectively, aggregate liquidation preference of $1,000 as of June 30, 2020	$1,000	$-
Common stock: Authorized* – 1,490,000,000 shares with $0.001 par value issued and outstanding – 1,009,665,261 and 74,242,196 shares, as of June 30, 2020 and December 31, 2019, respectively	1,009,665	72,242
Additional paid-in capital	$12,516,383	$10,697,216
Accumulated deficit	$(14,822,302)	$(11,630,660)
Total Liabilities and Stockholders’ Deficit	$517,391	$531,991

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DILUTION

We are not immediately selling any of the shares of our common stock in this Offering. All shares sold in this Offering will be issued to the selling stockholder pursuant to the terms of the Equity Purchase Agreement. If all of the shares in this Prospectus are issued, we will have an additional 160,256,410 shares of common stock issued and outstanding in addition to a total of 1,105,477,145 shares outstanding as of September 3, 2020. The Company anticipates receiving proceeds from our initial sale of shares to Crown Bridge Partners pursuant to the Equity Line. The Company may sell shares to Crown Bridge Partners at a price equal to 80% of the lesser of the (i) market price when the purchase price is calculated per the Agreement, or (ii) the valuation price which is the lowest traded price of the shares during the five trading day valuation period. Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. To the extent that the shares are sold at a discount of 20% to the fair market value, the use of the Equity Line could result in the dilution of the value of the outstanding common shares or in the depression of the stock price.

MARKET FOR OUR COMMON STOCK

Our common stock is presently quoted on the OTCQB under the trading symbol “FERL”, although there has not been a continuous, active trading market for the shares. The most recent reported trade by the OTCQB was on September 1, 2020 at a price of $0.0194 per share.

Set forth in the table below are the quarterly high and low prices of our common stock as obtained from the OTCQB for the past two fiscal years ended December 31, 2019 and 2018 and the second quarter of 2020.

	High	Low
Fiscal year ending December 31, 2020
First Quarter	$0.0175	$0.0007
Second Quarter	0.0094	0.0005

Fiscal year ended December 31, 2019
First Quarter	$0.049	0.021
Second Quarter	$0.0499	0.0215
Third Quarter	$0.085	0.03
Fourth Quarter	$0.0875	0.0111

Fiscal year ended December 31, 2018
First Quarter	$0.014	0.05
Second Quarter	$0.082	0.035
Third Quarter	$0.08	0.0351
Fourth Quarter	$0.085	0.04

As of July 27, 2020, there were approximately 145 stockholders of record of our common stock, which does not consider those stockholders whose certificates are held in the name of broker-dealers or other nominee accounts.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. Many states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any state.

Penny Stock Rule

It is unlikely that our securities will be listed on any national or regional exchange or The NASDAQ Stock Market in the foreseeable future. Therefore, our shares will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

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The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is a penny stock unless that security is:

●	Registered and traded on a national securities exchange meeting specified criteria set by the SEC;
●	authorized for quotation on the NASDAQ Stock Market;
●	issued by a registered investment company;
●	excluded from the definition based on price (at least $5.00 per share) or the issuer’s net tangible assets; or
●	exempted from the definition by the SEC.

Broker-dealers who sell penny stocks to persons other than established customers and accredited investors, are subject to additional sales practice requirements. An accredited investor is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and receive the purchaser’s written consent to the transaction prior to the purchase. Additionally, the rules require the delivery by the broker-dealer to the client, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

These requirements may be considered cumbersome by broker-dealers and impact the willingness of a broker-dealer to trade and/or make a market in our shares, which could affect the value at which our shares trade. Classification of the shares as penny stocks may affect the ability of stockholders to sell their shares and increases the risk of an investment in our shares.

Rule 144

A total of 69,355,435 shares of our common stock presently outstanding and not being registered for resale under this Prospectus, are deemed to be “restricted securities” as defined by Rule 144 promulgated by the Securities Act. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted or non-restricted control shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company filing reports under the Exchange Act, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares of common stock; or
●	the average weekly trading volume of the common stock listed on a national securities exchange during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice, and availability of current public information about the issuer. A stockholder of a reporting company who is not deemed to have been an affiliate at any time during the 90 days preceding a sale by such person, and who has held their shares for more than six months, may make unlimited resales under Rule 144, provided only that the issuer has available current public information about itself. A person who has not been an affiliate during the 90 days preceding a sale, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

We cannot estimate the number of shares of common stock that our existing stockholders will elect to sell under Rule 144. Also, we cannot predict the effect any future sales under Rule 144 may have on the market price of our common stock, but such sales may have a substantial depressing effect on such market price.

DIVIDEND POLICY

We have never declared cash dividends on our common stock, nor do we anticipate paying any dividends on our common stock in the foreseeable future.

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DETERMINATION OF OFFERING PRICES

The actual offering price of the Selling Stockholder of shares covered by this Prospectus, will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholder, or otherwise described in the section title “Plan of Distribution.” The quoted or offering price of our shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time-to-time by the Selling Stockholder, Crown Bridge Partners, LLC, of any or all the common stock that has been or may be issued by us to the Selling Stockholder under the Equity Line. We are registering the common stock pursuant to the provisions of the Equity Purchase Agreement and Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time-to-time. See the discussion below under the heading “Equity Purchase Agreement with Crown Bridge Partners, LLC”.

The table below presents information regarding the Selling Stockholder and the common stock that it may offer from time-to-time pursuant to this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects information as of August 18, 2020. The number of shares in the column “Maximum Shares to be Offered by this Prospectus” represents all of the common stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes common stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the common stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all shares offered by the Selling Stockholder pursuant to this Prospectus.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering			Maximum Shares to be Offered by this Prospectus	Number of Shares Owned After Offering
	Number		Percent		Number(1)	Percent
Crown Bridge Partners, LLC(2)	16,799,275	(3)	1.60%	160,256,410	16,799,275	1.60%

(1)	Assumes the sale of all shares being offered pursuant to this Prospectus.
(2)

The Selling Stockholder’s principal business is that of a private investment firm. We have been advised that the Selling Stockholder is not an independent broker-dealer, and that neither the Selling Stockholder nor any of its affiliates, is an affiliate or an associated person of any independent broker-dealer. We have been further advised that Seth Ahdoot of the Selling Stockholder, has sole voting and dispositive powers with respect to the common stock being Registered for sale by the Selling Stockholder.

(3)

None of the shares beneficially owned by Selling Stockholder prior the Company entering into the Equity Line are being registered as a part of the Offering.  In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering, all of the shares that the Selling Stockholder may be required to purchase under the Equity Purchase Agreement. This is because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Stockholder’s control, including, but not limited to, the Registration Statement of which this Prospectus is a part, becoming and remaining effective. Furthermore, the maximum dollar value of each put of common stock to the Selling Stockholder under the Equity Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Equity Purchase Agreement, we may not issue shares of our common stock to the Selling Stockholder to the extent that the Selling Stockholder or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock.

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Equity Purchase Agreement with Crown Bridge Partners, LLC

On July 27, 2020, we executed an Equity Purchase Agreement with Crown Bridge Partners, LLC, the Selling Stockholder, which was finalized and effected on July 27, 2020 (the “Equity Line”). Under the Equity Line, we have the right, but not the obligation, to sell to Crown Bridge Partners, and Crown Bridge Partners is committed to purchase, on an unconditional basis, shares of our common stock (the “Put Shares”) at an aggregate price of up to $2,500,000 (the “Maximum Commitment Amount”) for a period of up to three (3) years. The term of the Equity Purchase Agreement commenced on July 27, 2020 and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Put Shares pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) July 27, 2023, or (iii) written notice of termination by the company.

The Equity Line provides the Company with a $2,500,000 line of credit to be used by us for general corporate purposes. Under the Equity Purchase Agreement, we have the right, from time-to-time at our discretion, to deliver to Crown Bridge Partners a “put notice” stating the specified number of Put Shares and purchase price we intend to sell to Crown Bridge Partners, that it is obligated to purchase. The Company’s right to deliver a put notice commences on the date a registration statement registering the Put Shares becomes effective. Upon delivery of a put notice, the Company must deliver the Put Shares requested as Deposit Withdrawal at Custodian (DWAC) shares to the Selling Stockholder within two trading days. In connection with the transactions contemplated by the Equity Purchase Agreement, the Company is required to register the Put Shares with the SEC.

The amount of proceeds the Company receives pursuant to each put notice is determined by multiplying the number of Put Shares requested, by the applicable purchase price. The purchase price for each put notice shall be equal to 80% of the lesser of the (i) “market price,” defined as the lowest traded price per share for any trading day during the 13 trading days immediately preceding delivery of the put notice, or (ii) the valuation price, which is the lowest traded price of the shares during the five trading days following the clearing date associated with the applicable put notice. Within four trading days following the end of the valuation periods, the Crown Bridge Partners will deliver the total proceeds to the company via wire transfer.

Each put notice shall be (i) in a minimum amount not less than $10,000, and (ii) a maximum amount up to the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. Average Daily Trading Value is defined as the average trading volume of our common stock in the thirteen (13) trading days immediately preceding delivery of the respective put notice (the “pricing period”), multiplied by the lowest traded price of the of our shares during the pricing period. We may not deliver a new put notice until ten trading days after the clearing of the prior put notice. Because of these limitations, it is possible that over the term of the Equity line, the Company may not have the ability to fully draw the entire $2,500,000 credit line.

In order to deliver a put notice, certain conditions set forth in the Equity Purchase Agreement must be met. In addition, the Company is prohibited from delivering a put notice (i) if the purchase of the Put Shares by the Selling Stockholder pursuant to such put notice would, when aggregated with all other shares previously purchased under the Equity Line, exceed the Maximum Commitment Amount; or (ii) if the purchase of the Put Shares pursuant to the put notice would, when aggregated with all other Company common stock then owned by the Selling Stockholder, result in the Selling Stockholder beneficially owning more than 4.99% of the then issued and outstanding shares of the Company’s common stock.

Based upon the trading price of our common stock as of July 27, 2020, we would have issued an aggregate of 160,256,410 shares of common stock (including 8,000,000 initial commitment shares) as additional commitment shares and under the Equity Line if the entire $2,500,000 amount of potential shares issuable to Crown Bridge Partners had been drawn. Such shares would represent approximately 10.5% of our outstanding common stock as of July 27, 2020, resulting in significant ownership dilution to our existing common stock stockholders.

As a term of the Equity Purchase Agreement, we entered into a Registration Rights Agreement with Crown Bridge Partners, whereby we agreed to register for resale by the Selling Stockholder the shares of common stock purchased pursuant to the Equity Purchase Agreement. Accordingly, we filed a registration statement with the SEC on Form S-1 within 45 days of the date of the Registration Rights Agreement. The registration statement, of which this Prospectus is a part, covers the resale of shares to be issued under the Registration Rights Agreement. We also agreed to use our reasonable best efforts to keep the registration statement effective until the earlier of (i) the date the Selling Stockholder may sell all of the Put shares without restriction pursuant to Rule 144, and (ii) the date on which the Selling Stockholder shall have sold all of the Put Shares covered by the registration statement. As payment for the initial commitment fee in connection with the Equity Purchase Agreement, we issued to Crown Bridge Partners, 8,000,000 restricted shares of our common stock.

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PLAN OF DISTRIBUTION

Commencing the date of this Prospectus, Crown Bridge Partners, the Selling Stockholder identified herein, may offer and sell up to an aggregate of 160,256,410 shares of our common stock (including 8,000,000 initial commitment shares). The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time-to-time, offer and sell any or all of their shares covered hereby, that were acquired under the Equity Line. Sales may occur on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded, or in private transactions. These sales may be at the prevailing market price or related to the then current market price, fixed prices or negotiated prices.

The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
●	combinations of any such methods of sale; or

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; which also applies in the case of a principal transaction a markup or markdown.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

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We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

To the best of our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of our common stock, or the availability of shares of our common stock for sale, will have on the prevailing market price of our shares from time-to-time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time-to-time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding convertible instruments could materially adversely affect the market price of our shares. In addition, sales of our common stock in the public market after the applicable restrictions lapse, as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of September 3, 2020, there were 1,105,477,145 shares of our common stock outstanding. The 160,256,410 shares of common stock being offered by this Prospectus will be freely tradable, other than by “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 69,355,435 outstanding shares that were issued by us in private transactions are, or will be, eligible in the future for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our Company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

LEGAL PROCEEDINGS

From time-to-time, we may be involved in various claims, lawsuits, and disputes with third parties incidental to the normal operations of the business. As of the date of this Prospectus, the Company has filed a lawsuit against a distributor for breach of contract resulting in losses to the Company estimated to be in excess of $1,000,000. Management believes the currently scheduled trial date in October 2020 will be delayed into early 2021 as a result of the backlog of cases due to COVID-19.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Business Overview

During 2019, the Company continued to focus on initiatives to control costs, grow revenue, expand its customer base, and develop new channels through its wholly-owned subsidiary Nimbo Tracking LLC and direct to customer brands Medallion GPS PRO and CU TRAK, all three brands are marketed through the Sprint IOT Factory platform.

Notable highlights of the year ended December 31, 2019 include the following Company achievements:

The Company achieved $723,819 in revenues at 41% gross profit margin and $295,788 gross profit.

The Company made significant progress in cost controls for a net loss of $806,002 compared to $1,162,593 in the previous year.

The Company appointed new distributors REMCOOP and Wireless Business Consultants (WBC) to augment Sprint SMB and Enterprise Sales Channels.

The Company received Sprint IoT Factory orders to manage Ride-Share leased vehicles in the Tri-State Area of New York.

The Company launched CU Trak, a white-labelled product for Sprint targeted for Credit Unions at the Inclusive Annual Conference bringing together over 300 Credit Unions from the continental US, along with securing the first CU Trak orders from Puerto Rico based Credit Unions and the Organization of Americas.

The Company took ownership of DTC patent for measuring and scoring Driver Performance and Behavior.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency in response to a new strain of a coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is actively monitoring the global situation and its effects on the Company’s industry, financial condition, liquidity, and operations. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company expects material negative effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2020.

Results of Operations

For the six months ended June 30, 2020 compared to the six months ended June 30, 2019.

Revenues and Net Loss For the Six Months Ended June 30, 2020

Revenues

The Company had revenues of $215,619 for the six months ended June 30, 2020, a 51% decrease over the similar period in 2019. Sales decrease was attributed to COVID-19 and its impact on Franchise and Pre-owned automotive dealerships along with the breach of terms of a distributor responsible for one of the Company’s house accounts. As stated in the CEO Outlook for 2020, the Company expects resolution on breach of terms with its house account along with additional revenue contribution from its new partnerships with County Executives and MCULSC in second half of 2020.

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The six-month gross profit of $123,075 represents a 57% gross margin compared to $192,757 and 43% gross margin over the similar period in 2019. During the six months ended June 30, 2020, the Company had a one-time correction to the amounts owed its main supplier of GPS units, resulting in a reduction of cost of sales of approximately $20,000. As revenues have decreased over the prior year, more of the Company’s sales are with one particular distributor whose pricing with the Company is lower than our average selling price, resulting in lower margins for the six-month period ended June 30, 2020 compared to the same period during 2019.

The Company continues to review hardware, inventory, and order fulfillment strategies as well as product and service pricing and delivery models to grow sales and maximize overall margins.

Expenses

Operating expenses for the six months ended June 30, 2020 totaled $676,818 representing a 17% increase in the operating expenses reported in the same period in 2019. This increase is due to the value of the Series B preferred stock that was issued during the six months ended June 30, 2020 and valued at $277,543. Included in other income (expenses) for the six months ended June 30, 2020 and 2019 is $(1,347,701) and $177,877, respectively of change in fair value of derivative liabilities. During the six months ended June 30, 2020, the Company recorded a loss on the settlement of debt totaling $273,518 for the conversions of debt. During the six months ended June 30, 2020, the Company recorded $197,443 of interest expense related to its convertible debt and embedded conversion feature. The Company anticipates increases in development-associated labor and material costs as it completes the launch of its next generation platform. The Company will also expand its sales channels to support the Sprint IoT Factory initiatives.

Net Loss

The Company had a net loss of $2,482,469 for the six months ended June 30, 2020, an increase of $2,154,346 over the same period in 2019, for the reasons noted above.

The Company continues to invest in personnel, channels, and product development in order to drive revenue growth and increase gross profits sufficient to enable the Company to achieve profitability.

Cash Flows and Cash Position

The Company saw no change in its ending cash balance ($0) over the six months ended June 30, 2020. Net cash of $355,449 used in operating activities was offset by net financing cash of $355,449 raised via private placements and from the issuance of convertible debt and a PPP loan. Cash at the end of the period was $0.

Revenues and Net Loss for the Year Ended December 31, 2019

Revenues

For the year ended December 31, 2019, the Company had revenues of $723,819, a 40% decrease over the revenues reported for same period in 2018.

Service-only revenues decreased by 38% to $698,693 and other sales decreased by 67% at $25,126.

Costs of goods sold for 2019 were $428,031, a 36% decrease over 2018. These costs are primarily mobile hardware and cellular carrier costs.

The resulting gross profit was $295,788, representing a decrease of 44% year on year.

Though the Company decreased revenues, decreased gross profit, and decreased gross margins year on year, we continue to review hardware vendor, inventory, and order fulfillment strategies as well as product and service pricing models to continually improve overall margins.

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Expenses

Expenses for the year ended December 31, 2019, totaled $1,101,790, a decrease of $591,016, or 35%, from total expenses reported for 2018.

Net Loss

For the year ended December 31, 2019, the Company had a net loss of $479,073 (or ($0.01) per basic and diluted share) compared with a net loss of $1,175,320 (or ($0.02) per basic and diluted share) in 2018.

The Company continues to invest in personnel, channels, and product development in order to drive revenue growth and increase gross profits sufficient to enable the Company to achieve profitability.

Cash Flows

 For the year ended December 31, 2019, the Company saw a net decrease in cash of $56,823. Cash used in operating activities was $657,573, a decrease of 44% from the $1,174,991 net cash used in 2018. This was offset by net financings of $600,750 raised via private placements. Cash at the end of the year was $0.

Capital Resources and Liquidity

At June 30, 2020 compared to fiscal year ended December 31, 2019.

Current Assets and Liabilities, Working Capital, Net Debt

 As of June 30, 2020, the Company’s current assets were $11,883, a decrease of 55% over the six-month period. Contributing to the net decrease to current assets was the reduction in sales during the period as a result of COVID-19 impacting Franchise and Pre-Owned Automotive Dealerships and the breach of terms of a distributor responsible for one of the Company’s house accounts. The Company expects to recover this loss business or receive monetary proceeds from settlement in 2020. The Company will focus its sales efforts on higher-margin opportunities across the T-Mobile/Sprint IoT Platform for all Company brands along with a focus on County Executive and Credit Union opportunities through recently announced partnerships.

Current liabilities increased $393,916, or 30%, over the three months, primarily due to the derivative liabilities that were established during 2019 and the six months ended June 30, 2020, and the amortization of debt issuance costs.

The Company finished the six-month period ended June 30, 2020, with a working capital deficiency of $1,686,400, a deterioration of $408,516 over the six months. Of the total working capital deficiency, $142,621 is short-term deferred revenue liabilities, net that will convert to revenues and cost of sales. During the six months ended June 30, 2020, the Company raised a total of $405,449 in cash proceeds from (1) the sale of shares of the Company’s common stock and series A preferred stock, (2) from the proceeds of a PPP loan and (3) a convertible note. The Company intends to improve its working capital position through ongoing equity and debt financing and continued focus on growth in its cash flow.

Total Assets and Liabilities, Total Stockholders’ Deficit

The Company’s total assets as of June 30, 2020 were $517,391, a decrease of $14,600 over the six months. This decrease was commensurate with the respective changes in current assets previously discussed.

Total liabilities increased $386,074 or 28% over the six months. This increase was composed primarily of the $515,447 increase in derivative liabilities, PPP loan, and convertible debt, net, and a decrease of $129,373 of accounts payable and deferred revenues, net, during the six months.

The above resulted in total stockholders’ deficit of $1,295,254, an increase of $436,052 from December 31, 2019. This change is a result of the net loss and deemed dividends for the six months ended June 30, 2020, offset by the $276,250 of cash proceeds from the sale of shares of the Company’s common stock and series A preferred stock during the six months.

As of the date of these financial statements, the Company requires additional capital to maintain adequate working capital and projected net revenues. The Company’s business plan is predicated on raising further capital for the purpose of further investment and acquisition of targeted technologies and companies, to fund growth in these technologies and companies, and to expand sales and distribution channels for companies it currently owns or is invested. It is anticipated the Company will continue to raise additional capital to fund growth and achieve profitability.

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In December 2019, a novel strain of coronavirus diseases (“COVID-19”) was first reported in Wuhan, China. Less than four months later, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The extent of COVID-19’s ongoing effect on the Company’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considered the rapidly evolving landscape. The Company is currently analyzing the potential impacts to its business. At this time, it is not possible to determine the magnitude of the overall ongoing impact of COVID-19 on the Company. However, COVID-19 has had a material adverse effect on the Company’s business, financial condition, liquidity, results of operations, and cash flows thus far in 2020.

Availability of Additional Funds

Our capital requirements going forward will consist of financing operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed ongoing operating expenses. Except for the Equity Line, we do not have any credit agreement or source of liquidity immediately available to us.

Historically, our operations have primarily been funded through proceeds from existing stockholders in exchange for equity and debt. As of August 20, 2020, we had a cash balance of $110,000. There are no commitments in place, other than the Equity Line, for new financing as of the date of this Prospectus and there can be no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. We expect to have ongoing needs for working capital in order to fund operations and develop new products and services. To that end, we may be required to raise additional funds through other equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities; or (d) seek protection from creditors.

Although the Equity Line provides that the Selling Stockholder must purchase the shares of common stock put to them, there are limits as to the amount of any put notice. The maximum amount of a single put notice is the lesser of (a) $175,000, or (b) 200% of the Average Daily Trading Value. Because Average Daily Trading Value is the average trading volume of our common stock in the thirteen (13) trading days immediately preceding delivery of the respective put notice, multiplied by the lowest traded price of the of our shares during the pricing period, the amount could be limited by a low stock price and low trading volume. A new put notice cannot be made until ten trading days after the clearing of the prior put notice. Thus, there may be periods when we are unable to rely on the Equity Line for adequate funds to satisfy immediately current obligations.

If we are unable to generate adequate cash from operations and if we are unable to find adequate sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our stockholders or that result in our stockholders losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

Our audited consolidated financial statements included elsewhere in this Prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate our continuation as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

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Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ”Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Significant Judgment and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, and expenses and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements. On an ongoing basis, we evaluate our estimates and judgments. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s willingness or ability to pay, the Company’s compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due. We do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the consolidated statements of operations.

Inventory

Inventory consists of vehicle tracking and recovery devices and is comprised entirely of finished goods that can be resold. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) basis. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs.

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually on December 31 of each year or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

Goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value.

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Fair Value Measurements

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” the Company is to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The fair values of cash and cash equivalents, accounts and other receivables, restricted cash, and accounts payable and accrued liabilities, approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The fair value of cash is determined based on “Level 1” inputs and the fair value of derivative liabilities is determined based on “Level 3” inputs. The recorded values of notes payable, approximate their current fair values because of their nature and respective maturity dates or durations. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility to these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists of cash. The Company places its cash and cash equivalents in what it believes to be credit-worthy financial institutions.

Revenue Recognition and Deferred Revenue

We recognize revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, using the five-step model, including (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue in accordance with U.S. GAAP. Title and risk of loss generally pass to our customers upon delivery, as we have insurance for lost shipments. In limited circumstances where either title or risk of loss pass upon destination or acceptance or when collection is not reasonably assured, we defer revenue recognition until such events occur. We derive revenues from two primary sources: products and services. Product revenue includes the shipment of product according to the agreement with our customers and only represents a small percentage of our revenues, less than 5%. Services include vehicle tracking services and customer support (technical support), installations and consulting. A contract may include both product and services. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. Performance obligations include, but are not limited to, pass-thru harnesses and vehicle tracking services. Almost all of our revenues are derived from customers located in United States of America in the auto industry. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices are typically estimated based on observable transactions when these services are not sold on a standalone basis. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Revenue is recognized when our performance obligation has been met. The Company considers control to have transferred upon delivery because the Company has a present right to payment at that time, the Company has transferred use of the asset, and the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. For arrangements under which the Company provides vehicle tracking services, the Company satisfies its performance obligations as those services are performed whereby the customer simultaneously receives and consumes the benefits of such services under the agreement. Revenues are recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

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The Company provides product warranties with varying lengths of time and terms. The product warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company has historically experienced a low rate of product returns under the warranty program.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured. If collectability is not reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

Revenue relating to the sale of service fees on its vehicle tracking and recovery services is recognized over the life of the contact. The service renewal fees are offered in terms ranging from 12 to 36 months and are generally payable upon delivery of the vehicle tracking devices or in full upon renewal.

Deferred revenues are recorded net of contract assets and when cash payments are received from customers in advance of the Company’s performance.

Any revenue that has been deferred and is expected to be recognized beyond one year is classified as deferred revenue, net of current portion.

Deferred revenues are recorded net of contract assets. Contract assets represent the costs of the underlying hardware to enable the Company to perform on its contracts with customers.

Restatements

During 2019, we discovered that an accounting error had been made related to the Company not properly recording contract assets as required under the relevant accounting guidance for revenue recognition. It was determined that the error is immaterial to the 2018 financial statements; however, correcting the error in 2019 would materially misstate the current year financial statements. As such, we computed the appropriate amounts related to 2018 and recorded such in the consolidated financial statements (see Note 17 to the accompanying consolidated financial statements).

Financing Costs and Debt Discount

Financing costs and debt discounts are recorded net of notes payable and convertible debentures in the consolidated balance sheets. Amortization of financing costs and the debt discounts is calculated using the effective interest method over the term of the debt and is recorded as interest expense in the consolidated statement of operations.

Capital Resources and Liquidity

Current Assets and Liabilities, Working Capital

As of December 31, 2019, the Company had total current assets of $26,483, an 82% decrease from the end of 2018. This decrease was mostly due to a $113,167 decrease in cash, inventory, and prepaid expenses, because of the timing of payments to Nimbo from its customers.

The Company’s current liabilities as of December 31, 2019, were $1,304,367, a 15% increase over those reported at the end of the 2018. However, $207,566 (or 16%) of the Company’s current liabilities were deferred revenues, net to be recognized in future periods. The increase in current liabilities was mostly due to a $169,676 increase in the accounts payable and accrued expenses as of December 31, 2019.

IGEN ended 2019 with negative working capital of $1,277,884. Adequate working capital remains a core requirement for growth and profitability and to facilitate further acquisitions, and the Company continues to work at improving its working capital position through ongoing equity and debt financing and actively managing the Company’s growth to achieve sustainable positive cash flow.

In 2019, the Company raised an additional $600,750 in financings and converted $86,537 of preferred stock and convertible debentures into shares of common stock. These transactions are further disclosed in notes to the consolidated financial statements.

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Total Assets and Liabilities, Net Assets

As of December 31, 2019, the Company’s total assets were $531,991, a 18% decrease over the prior year, due primarily to the decrease in current assets previously discussed. The majority of the Company’s assets remain $505,508 in goodwill associated with the acquisition of Nimbo in 2014.

As of December 31, 2019, the Company’s total liabilities were $1,359,266, which reflects $54,899 in long-term deferred revenue, net in addition to the $1,304,367 in current liabilities previously discussed. This long-term deferred revenue is the portion of service contracts signed in previous years for which service, and the associated revenue recognition, occurs beyond 2020. Total liabilities increased by 12% over the previous year, however 19%, or $262,465 of the Company’s year-end total liabilities was deferred revenue, net, compared with $394,432 of deferred revenue, net reported at the end of 2018.

The above resulted in net assets as of December 31, 2019 being ($859,202) and an accumulated deficit of $11,630,660.

The Company is continuing its efforts to increase its asset base, raise funds and improve cashflow to improve its working capital position. As of the date these financial statements were issued, the Company believes it has adequate working capital and projected net revenues and cash flows to maintain existing operations for approximately six months without requiring additional funding. The Company’s business plan is predicated on raising further capital for the purpose of further investment and acquisition of targeted technologies and companies, to fund growth in these technologies and companies, and to expand sales and distribution channels for companies it currently owns or is invested. It is anticipated the Company will continue to raise additional capital through private placements or other means in the both the near and medium term.

The reader is cautioned that the Company’s belief in the adequacy of its working capital, the continuation and growth of future revenue, the ability of the Company to operate any stated period without additional funding, and the ability to successfully raise capital are forward looking statements for which actual results may vary, to the extent that the Company may need capital earlier than anticipated and/or may not be able to raise additional capital.

BUSINESS

Executive Summary

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On September 15, 2008, the Company became a reporting issuer in British Columbia, Canada. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the automotive and fleet management industry. The Company works with Sprint and its distribution partners to provide direct and secure access to information on vehicle assets and driver performance. The software services are based on the AWS Cloud Infrastructure delivered to customers over the wireless network and accessed from consumer mobile or desktop devices. The software services are marketed through automotive dealers, financial institutions, and government channels as IGEN commercial and consumer brands: Nimbo Tracking, CU Trak, and Medallion GPS PRO.

As of December 31, 2019:

i)	IGEN had a 100% equity position in Nimbo Tracking LLC, a privately held US company based in Murrieta, CA
ii)	IGEN appointed Wireless Business Consultants (WBC) Sprint’s Master Agent for nationwide distribution
iii)	IGEN appointed REMCOOP for distribution and marketing for the Territory of Puerto Rico
iv)	IGEN took ownership of Digital Telematics Signature (DTC) patent for greater accuracy in measuring driver performance
v)	IGEN launched Medallion GPS PRO for Light-Commercial Fleets
vi)	IGEN had a software license and hardware supply agreements with Positioning Universal Inc.

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The Company’s head office is located at 28375 Rostrata Ave., Lake Elsinore, CA 92532. Direct line is 855-912-5378.

The Company currently owns the DTC patent for normalization of driver behavior data for consistent and accurate measurement of driver performance regardless of asset-type or data source. The Company has secured trademarks and distribution licenses through increased ownership of privately held technology companies.

The Company is not aware of any government approval or regulations, other than those governing the normal course of business, which will affect its own business. However, the Company is invested in and foresees future investment in, or possible joint ventures with, companies for which local, regional or national regulatory approvals, particularly those pertaining to wireless networks or GPS-based applications, may apply.

The Company is not aware of any significant costs or effects of compliance with environmental laws.

The Company’s executive management activities are undertaken by Directors of the Company on a contract basis.

The Company also relies on subcontractors for product development, finance, legal, and other related professional services. On a consolidated basis, including the Company’s wholly-owned subsidiaries, the Company has 10 or less full time employees.

Description of Products and Services

The Company’s principal business is the development and marketing of software services for the automotive and fleet management industry. The Company works with T-Mobile and its distribution partners to provide direct and secure access to information on vehicle assets and driver performance. The software services are based on the AWS Cloud Infrastructure delivered to customers over the wireless network and accessed from consumer mobile or desktop devices. The software services are marketed through automotive dealers, financial institutions, and government channels as IGEN commercial and consumer brands: Nimbo Tracking, CU Trak, and Medallion GPS PRO.

The Company’s most recent NextGen Platform is built on the Amazon’s Web Service (AWS) infrastructure and based on coding methodology that leverages Facebook and Google design techniques to present a seamless user interface regardless of access methods including smartphones, tablets, desktops, and third party application environments. The AWS infrastructure offers reliability, security, and scalability to support millions of users or assets and an Application Programming Interface (API) friendly environment that adapts to a broad range of data sources to support the changing needs of the consumer and their families. The NextGen Platform is optimized to serve a broad range of consumer markets including online purchases and renewals.

The Digital Telematics Signature (DTC) is IGEN’s patented proprietary algorithm for measuring driver behavior for both commercial and consumer markets regardless of the data sources. Whether driving in high-density traffic or at high speeds over the expressway, the data is normalized across a relatively large sample to create a consistent and accurate driver score based on actuarial metrics. With programmable weighting of driving events such as speed, sudden-braking, harsh-turns, traffic flow, and vehicle profiling, a “DTC” or weighted score is created over an extended period-of-time.

Marketing and Sales

The Company’s product and services are sold primarily through Master Distributors and Sales Agents, which include T-Mobile’s Master Agent and SMB sales channels, Michigan Credit Union League Service Corporation, and County Executive of Americas. Marketing initiatives are jointly developed with each channel partner based on the anticipated needs and drivers for each market. The Company is working with T-Mobile’s Ecommerce initiatives in offering product and services direct to businesses.

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Our Business Strategy

The Company’s strategies is to achieve market leadership of its target markets through product and service innovation, cost efficiency, and quality customer service.

Employees

Company operates with less than 10 full time staff and works with third-party contractors for product and infrastructure development, legal, finance, and hardware sourcing.

Competition

Competition varies across the consumer automotive and light-fleet industry. Spireon a privately held company offers similar services to automotive dealerships but holds no patents in managing driver behavior. There are many fleet service providers offering a range of services but with much higher cost structures, especially when offering solutions to smaller and lighter commercial fleets. The Company’s Medallion GPS PRO solution was development for a specific segment of the commercial fleet industry which presently has far fewer competitors.

Research and Development

The Company’s research and development is managed internally but executed through third-party developers. The IoT industry is a complex eco-system of technologies requiring a broad range of technical skills in both hardware and software development. Contracting subject matter experts on a project basis has proven to be cost efficient and effective.

Intellectual Property

As a general practice, we will rely upon patent, copyright, trademark and trade secret laws to protect and maintain our proprietary rights for our products. There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Our web domain and IP address as well as Company information will be protected by our domain host.

Strategic Relationships

The Company places great value in strategic relationships as the IoT Industry evolves across many industries as part of the development of 5G wireless technologies. The Company has development strategic relationships with its primary wireless carrier T-Mobile, its hardware supplier Positioning Universal Inc., the Michigan Credit Union League Service Corporation, and County Executives of America.

PLAN OF OPERATION

Facilities

As of August 18, 2020, the Company’s principal corporate offices are located at 28375 Rostrata Ave, Lake Elsinore, CA 92532, USA and our telephone number is (855-912-5378). Monthly lease expense is approximately $1,000 per month. Prior to June 1, 2020, rent expense for the years ended December 31, 2019 and 2018 was approximately $39,000 and $35,000, respectively. As of December 31, 2019, we are obligated to make minimum lease payments under our operating lease of approximately $10,000 in 2020. As our lease is considered short-term under the accounting guidance of ASC 842 as of December 31, 2019, we have not included the related disclosures required under ASC 842. Our lease was a month-to-month lease throughout most of 2019, but in March 2020, the lease was renewed for three months.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of our present directors and executive officers.

Name	Age	Position

Robert Nealon	63	Director, Chairman of the Board

Neil G. Chan	57	Director, Chief Executive Officer

Mark Wells	57	Director

Abel I. Sierra	47	Executive office, VP & GM

Robert Friedman		Director

We presently anticipate considering new, qualified persons to become directors in the future, although no new appointments or arrangements have been made as of the date hereof.

All directors serve for a one-year term until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

The business experience of each person listed above during the past five years is as follows:

Robert Nealon, Chairman of the Board & Director

Mr. Nealon is the Principal Attorney in Nealon & Associates, P.C., and a Washington, D.C. based law and government relations firm. He has been practicing law for twenty-seven years and has achieved an AV rating from Martindale-Hubbell, the leading rating bureau for the legal profession. Mr. Nealon has a B.A. from University of Rochester (1977) and M.B.A. from Rochester Institute of Technology (1978). He received his Juris Doctorate, magna cum laude, from the University of Bridgeport in 1982 and his Masters of Law in Taxation (LL.M.) degree from Georgetown University in 1984. He is a member of the bar associations of New York State and Virginia, the American Bar Association and the Federal Bar Association. Mr. Nealon served as Adjunct Instructor of Corporate Law, George Washington University from 1985 until 2005. Mr. Nealon has been lead counsel on hundreds of commercial trials, including multi-million dollar derivative action lawsuits, security fraud and government contract fraud. He has been counsel to hundreds of corporations, including insurance affinity marketing, manufacturing and multiple financial institutions. Mr. Nealon has been active over the years in national politics and government relations.

Mr. Nealon was appointed to the Virginia Small Business Advisory Board by former Virginia Governor Warner and was reappointed to this state board by Governor Kaine through 2010 as its Chairman. Mr. Nealon is also a current appointee to the George Mason University Advisory Board for the Institute for Conflict Analysis and Resolution in Arlington. He is also a member of the National Press Club and the Democratic National Club.

Neil G. Chan, Chief Executive Officer & Director

Mr. Chan is a career technologist who has pioneered disruptive technologies in more than 45 countries over the last 30 years. From start-up to $400M in annual revenues, Mr. Chan has led and created the best-in-class sales, marketing, and service organizations during the development of wireless data infrastructure, mobile solutions, Software-as-a-Service for commercial fleets, and Hybrid-Fiber-Cable(HFC) broadband infrastructure and solutions. Mr. Chan led the first technology transfer initiative between Canada and Mainland China on behalf of Spar Aerospace and Gandalf Technologies Inc., along with training, product marketing and sales responsibilities for growing Gandalf’s export markets. During early development of mobile data solutions, Mr. Chan was recruited to Motorola Inc., to lead the product marketing and development of the industry’s first mobile data solutions for public safety, taxi, utility, and field service markets. As Motorola’s Managing Director, Mr. Chan lead the expansion of HFC broadband voice and data networks throughout the Asia Pacific region growing to $400M in annual revenues during the first three years of business formation. Along with founding members of the cable modem industry, Mr. Chan joined Airvana Inc., to lead business development for the early adoption of broadband wireless networks, leading to the industry’s first deployment of CDMA-based wireless broadband networks in North America. Most recently, Mr. Chan led worldwide sales and marketing of fleet management services for WebTech Wireless Inc., contributing five years of record growth and industry leadership across government and transportation markets. Mr. Chan has served on the Executive Review Board of Royal Roads University and continues to mentor and support early stage technology companies.

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Mark Wells, Director

Mr. Wells is presently the President and CEO of Positioning Universal. During his 25 years of experience in the wireless industry, he has pioneered the development and marketing of wireless products, semiconductor technology, and leading-edge wireless services. Mr. Wells co-founded DriveOK, which merged with Procon and eventually became Spireon where he led the company during its growth period in becoming the industry leader of GPS vehicle tracking technologies. Prior to Procon, Mr. Wells was the co-founder and CEO of Zucotto Wireless, where he raised $60M in venture capital to develop wireless semiconductor technologies and secured customers that included Panasonic, Nokia, and Alcatel. Mr. Wells has also held marketing roles with Nokia Mobile Phones where he managed a $10B revenue value of mobile phone products, and later served as Vice President & General Manager at DSP Communications which was eventually sold to Intel for $1.6B. Most recently, Mr. Wells has co-founded and mentored several dozen early-stage technology companies and served as a consultant to Fortune 500 companies.

Robert Friedman, Director

Robert Friedman has been actively engaged in the real estate business since 1970. In 1996, he started York Resources, LLC., where he actively participates in the acquisition, financing and development of their real estate holdings, in addition to practicing transactional real estate law for private clients. At present, Robert and his brother Bernard own 34 properties, most of which are located in Manhattan and which consist of about 120,000 square feet of retail and office space, 300+ parking spaces, rental apartment units and luxury single-family homes. Recently, the Friedman’s developed, built and presently own a 28-story Pod Hotel located at 42nd Street and Ninth Avenue consisting of 665 hotel rooms, 45 residential apartment and retail spaces. Robert Friedman and his brother are currently developing a national family amusement theme park anchored by the world’s largest rollercoaster to be located in Orlando, Florida. Prior to joining the family business, Robert Friedman was a Senior Partner and transactional real estate attorney in New York City for over 20 years.

Abel Sierra, Company Officer VP & GM

Mr. Sierra has served as President of the Antelope Valley Hispanic Chamber of Commerce (AVHCC) - the first President elected to a second term in the organization’s 20-year history. AVHCC’s mission is to provide Hispanic entrepreneurship, community growth, and development, by supporting economic programs designed to strengthen and expand the potential of all business. Prior and concurrent to Mr. Sierra’s role with AVHCC was his position as Agency Vice President of HBW Insurance and Financial Services. Mr. Sierra served as an Independent Associate with Legal Shield, Regional Vice President for Primerica Financial Services, marketing Representative for 21 st Century/AIG direct, community Representative for Palmdale School District and Palmdale Head Start. Mr. Sierra also served 14 years as a Counter Intelligence Specialist with the United States Marine Corps.

Committees of the Board of Directors

The Company does not have an audit committee. The functions of an audit committee are done by the board of directors as a whole, as specified in section 3(a)(58)(B) of the Exchange Act. As such, the Company has no audit committee financial expert serving on an audit committee.

Code of Ethics

The Company has not yet adopted a complete code of ethics policy as defined in Item 406 of Regulation S-K, however the company has adopted a disclosure policy that applies to all directors, officers and employees of the Company, as part of a program to establish a comprehensive code of ethics. The Company’s disclosure policy is available on its website www.igennetworks.net

Relationships and Related Party Transactions

Transactions with related persons, promoters and certain control persons

During the years ended December 31, 2019 and 2018, the Company incurred approximately $143,000 and $185,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of December 31, 2019 and 2018, the Company owed approximately $190,000 and $136,000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

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During the years ended December 31, 2019 and 2018, the Company incurred approximately $120,000 and $493,000, respectively, in purchases of hardware from a vendor controlled by a director of the Company. As of December 31, 2019 and 2018, the amounts owed to this related-party vendor were approximately $45,000 and $102,000, respectively.

During the six months ended June 30, 2020 and 2019, the Company incurred approximately $73,000 and $59,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of June 30, 2020 and December 31, 2019, the Company owed approximately $103,000 and $190,000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

During the six months ended June 30, 2020 and 2019, the Company incurred approximately $11,000 and $53,000, respectively, in purchases of hardware from a vendor controlled by a director of the Company. As of June 30, 2020 and December 31, 2019, the amounts owed to this related-party vendor were approximately $25,000 and $45,000 respectively.

During the six months ended June 30, 2020, the Company issued 26,828,800 shares of common stock for the conversion of $67,072 of accrued expenses owed to the CEO and VP of Operations.

Director Independence

In the USA, the Company’s common stock is listed on the OTC Link OTCQB inter-dealer quotation system, and in Canada on the CSE, neither of which have director independence requirements.

Executive Compensation

Name and principal position	Year	Salary ($)(1)	Stock awards ($)	Option awards ($)(2)	Total ($)

Neil G. Chan – CEO & Director	2018	138,000	0	0	138,000
	2019	138,000	0	30,000	168,000

Abel I. Sierra – VP & GM	2018	121,000	0	0	121,000
	2019	121,000	0	15,000	136,000

_____________

(1)	Salary for services as an executive officer. No compensation for services as a director
(2)	Valuation of Stock and Option awards are based on the issuance details listed in Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2019.

Outstanding Equity Awards at Fiscal Year-end –

Name	Number of securities underlying unexercised options	Number of securities underlying unexercised options	Option exercise price	Option expiration date
	(#)	(#)	($)
	exercisable	un-exercisable

Neil Chan, CEO	1,000,000	0	$0.19	21-Sep-20
	500,000	0	$0.13	11-May22
	500,000	250,000	$0.04	15-May-24

Abel Sierra, VP&GM	150,000	0	$0.16	1-Nov-20
	150,000	0	$0.13	11-May22
	250,000	125,000	$0.04	15-May-24

The Company currently has 375,000 unearned or unvested stock awards, or equity incentive plan awards of either options or stock.

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Director Compensation 1

Name and principal position	Year	Salary ($)	Stock awards ($)	Option awards ($)	Total ($)
Robert Nealon	2019	0	0	0	0
Jackie Kimzey	2019	0	0	0	0
Mark Wells	2019	0	0	0	0

1 Provides information on Directors not serving as executive officers only. Compensation for directors also servicing as executive officers is listed in the summary compensation table at the beginning of this Item.

Discussion of Executive and Director Compensation

Compensation of Directors

Directors received no compensation in 2019. Directors with the exception of the CEO were paid in stock equivalent to $25,000 retainer in 2018. In 2013, Robert Nealon, Director and Chairman of the Board, was awarded 150,000 stock options, all of which vested in 2013 and none of which were exercised. In 2015, Mr. Nealon was awarded 250,000 stock options, all of which vested in 2015 and none of which were exercised. Mr. Nealon has 250,000 options expiring on September 21, 2020.

Compensation of Executives

The CEO, Neil Chan who is also a director of the Company earned a salary of $138,000 in 2019, same as 2018. In 2013, the CEO, was granted 825,000 stock options, all of which vested in 2013, and 769,444 of which were exercised, leaving 55,556 vested and unexercised as of December 31, 2014. In 2015, Mr. Chan was granted a further 1,000,000 stock options all of which vested in 2015 and 55,556 options were exercised in January 2016. In 2017, Mr. Chan was granted another 500,000 stock options. In 2019, Mr. Chan was granted another 1,000,000 stock options, resulting in a total of 2,500,000 options as of December 31, 2019.

Mr. Abel Sierra, VP and General Manager, is paid $121,000 per annum excluding sales commissions. Mr. Sierra was granted 500,000 stock options during 2019. Mr. Sierra has a total of 800,000 stock options unexercised as of December 31, 2019.

There are currently no long-term incentive plans or pension plans for directors or officers of the Company.

The Company does provide indemnity insurance coverage for directors and officers of the Company. Presently assessing alternative coverage.

Compensation Committee Interlocks and Insider Participation

The Company has no compensation committee. The board of directors as a whole acts in the capacity of a compensation committee. All executive officers of the Company are also directors of the Company and as such were and are able to vote on matters of compensation. Though the Company is not legally obligated to establish a compensation committee, we may do so when deemed advisable by the board.

Compensation Committee Report

As a smaller reporting company, the Company is not required to report the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and as such there was no review or recommendation as to its inclusion in this report.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the ownership of our common stock, as of December 31, 2019 unless otherwise indicated in the footnotes to the table, by (i) all persons known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors and director nominees, (iii) our principal executive officer and our other executive officers who were serving as such at the end of Fiscal 2019 (each, a “named executive officer”), and (iv) all of our directors, director nominees and executive officers as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of us.

Beneficial ownership is determined in accordance with applicable SEC rules and generally reflects sole or shared voting or investment power over securities. Under these rules, a person is deemed to be the beneficial owner of securities that the person has the right to acquire as of or within 60 days after December 31, 2019, upon the exercise of outstanding stock options or warrants, the conversion of outstanding convertible notes, or the exercise or conversion of any other derivative securities affording the person the right to acquire shares of our common stock. As a result, each person’s percentage ownership set forth in the table below is determined by assuming that all outstanding stock options, warrants or other derivative securities held by such person that are exercisable or convertible as of or within 60 days after December 31, 2019 have been exercised or converted. Except in cases where community property laws apply or as indicated in the footnotes to the table, we believe that each person identified in the table below possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person. All ownership percentages in the table are based on 688,173,645 shares of our common stock outstanding as of May 26, 2020.

	Shares Beneficially
	Owned
Name and Address of Beneficial Owner:	Number	Percent
5% Stockholders:

Directors and Executive Officers:
Robert Friedman	32,395,833	4.7%
Neil Chan(2)	16,466,255	2.4%
Abel Sierra(3)	800,000	*
Robert Nealon(4)	2,666,667	*
Mark Wells	710,785	*
All executive officers and directors as a group (5 persons)	53,039,540	7.7%

_________

*	Represents beneficial ownership of less than 1%.
(1)	not used
(2)

Represents 2,500,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after December 31, 2019, and 13,966,255 outstanding shares of common stock.

(3)

Represents 650,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after December 31, 2019, and 150,000 outstanding shares of common stock.

(4)

Represents 400,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after December 31, 2019, and 2,266,667 outstanding shares of common stock.

(5)	not used

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DESCRIPTION OF SECURITIES TO BE REGISTERED

This description of our securities is a summary only of certain provisions contained in our Articles of Incorporation and is qualified in its entirety by reference to the complete terms contained therein.

General

The following description of the capital stock of the Company and certain provisions of the Company’s Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Company’s Articles of Incorporation authorize the issuance of 1,490,000,000 shares of common stock, with a par value of $0.001. The stockholders: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking funds applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of September 3, 2020, the Company had 1,105,477,145 shares of common stock outstanding.

Non-Cumulative Voting.

IGEN Networks’ stockholders do not have cumulative voting rights, which means that the stockholders which hold more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the stockholders of the remaining shares will not be able to elect any of the Company’s directors.

Common Stock

The holders of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

Transfer Agent

We have designated as our transfer agent VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors, officers and persons acting at our request as an officer or director, will be indemnified by us to the fullest extent authorized by the general corporate laws of Nevada. This indemnification applies to all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if:

●	Such person acted in good faith with a view to our best interests; and

●	in the case of a monetary penalty in connection with a criminal or administrative action or proceeding, such person had reasonable grounds to believe that his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

James B. Parsons, Parsons/Burnett/Bjordahl/Hume, LLP, 10016 Edmonds Way, Suite C-325, Edmonds, WA 98020, (425) 451-8036, has acted as our special counsel.

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EXPERTS

Our financial statements for the fiscal years ended December 31,2019 and 2018 appearing in this Prospectus, have been audited by Hall & Company (“Hall”), Irvine, CA. Their reports are given upon their authority as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus was hired on a contingent basis, will receive a direct or indirect interest in IGEN or has acted or will act as a promoter, underwriter, voting trustee, director, officer, or employee of our Company.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is part of a registration statement that we filed with the SEC in accordance with its rules and regulations. This Prospectus does not contain all the information in the registration statement. For further information regarding both our Company and the securities in this Offering, we refer you to the registration statement, including all exhibits and schedules. You may inspect our registration statement, without charge, at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You also may request a copy of the registration statement and these filings by contacting us electronically at www.fearlessent.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and required to file annual, quarterly and current reports and other information with the SEC. These reports and other information may also be inspected and copied at the SEC’s public reference facilities or its web site.

37

IGEN NETWORKS CORP.

Condensed Consolidated Interim Financial Statements

For the Three and Six Months Ended June 30, 2020

(Unaudited – Expressed in U.S. Dollars)

F-1

IGEN NETWORKS CORP.

Condensed Consolidated Interim Balance Sheets

(Expressed in U.S. dollars)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets

Current Assets
Cash	$-	$-
Accounts and other receivables, net	3,508	18,136
Inventory	8,375	4,334
Prepaid expenses and deposits	-	4,013
Total Current Assets	11,883	26,483

Goodwill	505,508	505,508
Total Assets	$517,391	$531,991

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$926,772	$983,358
Current portion of deferred revenue, net of contract assets	142,621	207,566
PPP note payable	60,049	-
Convertible debentures, net of discount of $58,623 and $343,398, respectively	29,148	21,121
Derivative liabilities	539,693	92,322
Total Current Liabilities	1,698,283	1,304,367

Deferred revenue, net of current portion and contract assets	47,057	54,899
Total Liabilities	1,745,340	1,359,266

Commitment and contingencies

Redeemable convertible preferred stock – Series A:
Authorized – 9,000,000 shares with $0.001 par value, 159,800 shares and 160,600 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively, net of discount of $142,425 and $121,934, respectively, aggregate liquidation preference of $88,375 and $153,862 as of June 30, 2020 and December 31, 2019, respectively	67,305	31,927

Stockholders’ Deficit
Series B preferred stock: Authorized – 1,000,000 shares with $0.001 par value issued and outstanding – 1,000,000 and 0 shares, as of June 30, 2020 and December 31, 2019, respectively, aggregate liquidation preference of $1,000 as of June 30, 2020	1,000	-
Common stock: Authorized – 1,490,000,000 shares with $0.001 par value issued and outstanding – 1,009,665,261 and 74,242,196 shares, as of June 30, 2020 and December 31, 2019, respectively	1,009,665	74,242

Additional paid-in capital	12,516,383	10,697,216

Accumulated Deficit	(14,822,302)	(11,630,660)
Total Stockholders’ Deficit	(1,295,254)	(859,202)
Total Liabilities and Stockholders’ Deficit	$517,391	$531,991

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-2

IGEN NETWORKS CORP.

Condensed Consolidated Interim Statements of Operations

(Unaudited - Expressed in U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Sales, services	$97,058	$198,481	$207,183	$443,878
Sales, other	6,762	-	8,436	-
Total Revenues	103,820	198,481	215,619	443,878
Cost of goods sold	24,595	114,098	92,544	251,121
Gross Profit	79,225	84,383	123,075	192,757

Expenses:
Selling, general and administrative	136,953	138,774	212,200	308,642
Management and consulting fees	61,784	34,414	114,836	79,898
Payroll and related	34,366	100,180	72,239	189,709
Stock-based director expense	-	-	277,543	-
Total Expenses	233,103	273,368	676,818	578,249
Loss Before Other Income (Expense)	(153,878)	(188,985)	(553,743)	(385,492)
Other Income (Expense):
Accretion of discounts on convertible debentures	(33,336)	-	(110,064)	-
Change in fair value of derivative liabilities	(1,048,462)	177,877	(1,347,701)	177,877
Loss on extinguishment of debt	(195,908)	-	(273,518)	-
Interest expense	(191,712)	(120,508)	(197,443)	(120,508)
Total Other Expense, net	(1,469,418)	57,369	(1,928,726)	57,369

Net Loss	(1,623,296)	(131,616)	(2,482,469)	(328,123)
Increase in value of warrants	(370,726)	-	(370,726)	-
Accrued and deemed dividends on redeemable convertible preferred stock	(245,676)	(169,709)	(338,447)	(169,709)
Net loss attributable to common stockholders	$(2,239,698)	$(301,325)	$(3,191,642)	$(497,832)
Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Weighted Average Number of Common Shares Outstanding	711,546,667	$68,214,970	$406,173,893	$67,680,440

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-3

IGEN NETWORKS CORP.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited - Expressed in U.S. dollars)

	Redeemable Series A								Total
	Convertible Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid In	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2019	160,600	$31,927	-	$-	74,242,196	$74,242	$10,697,216	$(11,630,660)	$(859,202)

Shares of Series A preferred stock for cash, net of costs and discounts	47,300	1,608	-	-	-	-	-	-	-

Issuance of Series B preferred stock	-	-	1,000,000	1,000	-	-	276,543	-	277,543

Conversion of Series A preferred shares to common stock	(107,700)	(21,411)	-	-	81,700,258	81,700	103,693	(91,029)	94,364

Accrued dividends on Series A preferred stock	-	1,742	-	-	-	-	-	(1,742)	(1,742)

Shares of common stock issued for cash	-	-	-	-	26,750,000	26,750	124,500	-	151,250

Shares of common stock issued for exercise of convertible note, including fees	-	-	-	-	95,216,504	95,217	175,753	-	270,970

Stock-based compensation	-	-	-	-	-	-	14,906	-	14,906

Net loss	-	-	-	-	-	-	-	(859,173)	(859,173)

Balance, March 31, 2020	100,200	13,866	1,000,000	1,000	277,908,958	277,909	11,392,611	(12,582,604)	(911,084)

Shares of Series A preferred stock for cash, net of costs and discounts	100,100	-	-	-	-	-	-	(156,472)	(156,472)

Conversion of Series A preferred shares to common stock	(40,500)	(10,115)	-	-	117,506,731	117,507	37,230	(25,650)	129,087

Accrued dividends on Series A preferred stock	-	63,554	-	-	-	-	-	(63,554)	(63,554)

Shares of common stock issued for exercise of convertible note, including fees	-	-	-	-	524,841,289	524,841	738,152	-	1,262,993

Cashless exercise of warrant	-	-	-	-	62,579,483	62,579	(62,579)	-	-

Issuance of common stock for conversion of payables	-	-	-	-	26,828,800	26,829	40,243	-	67,072

Increase in value of warrants	-	-	-	-	-	-	370,726	(370,726)	-

Net loss								(1,623,296)	(1,623,296)

Balance, June 30, 2020	159,800	$67,305	1,000,000	$1,000	1,009,665,261	$1,009,665	$12,516,383	$(14,822,302)	$(1,295,254)

	Redeemable Series A								Total
	Convertible Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid In	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2018	-	$-	-	$-	66,714,970	$66,715	$10,426,245	$(11,049,499)	$(556,539)

Shares of common stock issued for cash	-	-	-	-	1,500,000	1,500	58,500	-	60,000

Net loss	-	-	-	-	-	-	-	(196,507)	(196,507)

Balance, March 31, 2019	-	-	-	-	68,214,970	68,215	10,484,745	(11,246,006)	(693,046)

Shares of Series A preferred stock issued for cash, net of costs and discounts	144,300	-	-	-	-	-	-	-	-

Accrued dividends on Series A preferred stock		1,642	-	-	-	-	-	(1,642)	(1,642)

Deemed dividends on Series A preferred stock	-	-	-	-	-	-	-	(168,067)	(168,067)

Stock-based compensation	-	-	-	-	-	-	15,000	-	15,000

Net loss	-	-	-	-	-	-	-	(131,616)	(131,616)

Balance, June 30, 2019	144,300	$1,642	-	$-	68,214,970	$68,215	$10,499,745	$(11,547,331)	$(979,371)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-4

IGEN NETWORKS CORP.

Condensed Consolidated Interim Statements of Cash Flows

(Unaudited - Expressed in U.S. dollars)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(2,482,469)	$(328,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on convertible debentures	110,064	120,000
Change in fair value of derivative liabilities	1,347,701	(177,877)
Depreciation	-	-
Loss on extinguishment of debt	273,518	-
Shares issued for services	-	-
Stock-based compensation	292,449	34,500
Changes in operating assets and liabilities:
Accounts and other receivables	14,628	(2,695)
Inventory	(4,041)	33,460
Prepaid expenses and deposits	-	4,484
Accounts payable and accrued liabilities	165,488	162,825
Deferred revenue	(72,787)	(115,246)
Net Cash Used in Operating Activities	(355,449)	(268,672)
Cash Flows from Financing Activities
Repayment of notes payable and convertible debentures	(50,000)	-
Proceeds from issuance of common stock	151,250	60,000
Proceeds from notes payable and convertible debentures, net	129,199	40,000
Proceeds from issuance of preferred stock, net	125,000	125,000
Net Cash Provided by Financing Activities	355,449	225,000

Change in Cash	-	(43,672)
Cash, Beginning of Period	-	56,823
Cash, End of Period	$-	$13,151
Non-cash Investing and Financing Activities:
Conversion of notes payable and accrued interest:
Fair value of common shares issued	$1,533,960	$-
Derecognition of notes payable and accrued interest	$(321,776)	$-
Derecognition of unamortized discount	$199,710	$-
Derecognition of derivative liabilities	$(1,330,331)	$-
Conversion of preferred stock
Fair value of common shares issued	$340,132	$-
Derecognition of preferred stock	$(208,839)	$-
Derecognition of unamortized discount	$177,313	$-
Derecognition of derivative liabilities	$(182,687)	$-
Deemed dividend	$(314,437)	$-
Discount related to issuance of preferred stock	$131,962	$125,000
Deemed dividends on preferred stock (excluding conversions)	$(65,286)	$(169,709)
Cashless exercise of warrants	$62,579	$-
Original issue discount on convertible debt	$-	$8,500
Increase in value of warrants	$370,726	$-
Conversion of accrued liabilities with issuance of common stock	$67,073	$-
Reclassification of security deposit to accounts payable	$4,013	$-

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-5

IGEN NETWORKS CORP.

Notes to the Condensed Consolidated Interim Financial Statements

June 30, 2020

(Unaudited - Expressed in U.S. dollars)

1. Organization and Description of Business

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On September 15, 2008, the Company became a reporting issuer in British Columbia, Canada. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the automotive industry. The Company works with wireless carriers, hardware suppliers and software developers to provide direct and secure access to information on the vehicle and the driver’s behavior. The software services are delivered from the AWS Cloud to the consumer and their families over the wireless networks and accessed from any mobile or desktop device. The software services are marketed to automotive dealers, financial institutions, and direct-to-consumer through various commercial and consumer brands.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced recurring losses from operations, has negative operating cash flows since inception, has a working capital deficit of $1,686,400 and an accumulated deficit of $14,822,302 as of June 30, 2020, and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the Company plans to achieve profitable operations through the increase in revenue base and successfully grow its operations organically or through acquisitions. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

These consolidated financial statements and related notes include the records of the Company and the Company’s wholly-owned subsidiary, Nimbo Tracking LLC which is formed in the USA.

The condensed consolidated balance sheet as of December 31, 2019, which has been derived from audited consolidated financial statements, and these unaudited condensed consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and include all assets, liabilities, revenues and expenses of the Company and its wholly-owned subsidiary. All material intercompany transactions and balances have been eliminated. These interim unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019. Certain information required by U.S. GAAP has been condensed or omitted in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The results for the three and six month periods ended June 30, 2020 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2020, or for any future period.

Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, valuation of inventory, the useful life and recoverability of equipment, impairment of goodwill, valuation of notes payable and convertible debentures, fair value of stock-based compensation and derivative liabilities, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-6

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less at the time of acquisition to be cash equivalents.

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s willingness or ability to pay, the Company’s compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due. We do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the consolidated statements of operations. As of June 30, 2020 and December 31, 2019, the allowance for doubtful accounts was approximately $36,000 and $21,000, respectively.

Inventory

Inventory consists of vehicle tracking and recovery devices and is comprised entirely of finished goods that can be resold. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) basis. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs. There was no provision for inventory impairment recorded as of June 30, 2020 and December 31, 2019.

Equipment

Office equipment, computer equipment, and software are recorded at cost. Depreciation is provided annually at rates and methods over their estimated useful lives. Management reviews the estimates of useful lives of the assets every year and adjusts them on prospective basis, if needed. All equipment was fully depreciated as of December 31, 2019. For purposes of computing depreciation, the method of depreciating equipment is as follows:

Computer equipment	3 years straight-line
Office equipment	5 years straight-line
Software	3 years straight-line

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually on December 31 of each year or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

Goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value.

The Company has only one reporting unit. Therefore, all of the Company’s goodwill relates to that reporting unit, and at June 30, 2020 and December 31, 2019, the carrying value for that reporting unit is negative.

Impairment of Long-lived Assets

The Company reviews long-lived assets, such as equipment, for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. If the total of the estimated undiscounted future cash flows is less than the carrying value of the asset, an impairment loss is recognized for the excess of the carrying value over the fair value of the asset during the year the impairment occurs.

F-7

Financial Instruments

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” the Company is to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

See Note 4 for fair value measurement information related to the Company’s derivative liabilities.

The fair values of cash and cash equivalents, accounts and other receivables, restricted cash, and accounts payable and accrued liabilities, approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The fair value of cash and cash equivalents is determined based on “Level 1” inputs and the fair value of derivative liabilities is determined based on “Level 3” inputs. The recorded values of notes payable, approximate their current fair values because of their nature and respective maturity dates or durations. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility to these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists of cash. The Company places its cash and cash equivalents in what it believes to be credit-worthy financial institutions.

Revenue Recognition and Deferred Revenue

We recognize revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, using the five-step model, including (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue in accordance with U.S. GAAP. Title and risk of loss generally pass to our customers upon delivery, as we have insurance for lost shipments. In limited circumstances where either title or risk of loss pass upon destination or acceptance or when collection is not reasonably assured, we defer revenue recognition until such events occur. We derive revenues from two primary sources: products and services. Product revenue includes the shipment of product according to the agreement with our customers and only represents a small percentage of our revenues, less than 5%. Services include vehicle tracking services and customer support (technical support), installations and consulting. A contract may include both product and services. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. Performance obligations include, but are not limited to, pass-thru harnesses and vehicle tracking services. Almost all of our revenues are derived from customers located in United States of America in the auto industry. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices are typically estimated based on observable transactions when these services are not sold on a standalone basis. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Revenue is recognized when our performance obligation has been met. The Company considers control to have transferred upon delivery because the Company has a present right to payment at that time, the Company has transferred use of the asset, and the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. For arrangements under which the Company provides vehicle tracking services, the Company satisfies its performance obligations as those services are performed whereby the customer simultaneously receives and consumes the benefits of such services under the agreement. Revenues are recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

F-8

The Company provides product warranties with varying lengths of time and terms. The product warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company has historically experienced a low rate of product returns under the warranty program.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured. If collectability is not reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

Revenue relating to the sale of service fees on its vehicle tracking and recovery services is recognized over the life of the contact. The service renewal fees are offered in terms ranging from 12 to 36 months and are generally payable upon delivery of the vehicle tracking devices or in full upon renewal.

Deferred revenues are recorded net of contract assets and when cash payments are received from customers in advance of the Company’s performance. Deferred revenues totaled $261,447 and $405,553 as of June 30, 2020 and December 31, 2019, respectively. During the six months ended June 30, 2020, the Company recorded additions to deferred revenues of $60,194 and recognized total revenues of $204,300 through the amortization of deferred revenues. During the six months ended June 30, 2020, the Company recognized revenues of $187,766 related to deferred revenues outstanding as of December 31, 2019 as the services were performed.

Any revenue that has been deferred and is expected to be recognized beyond one year is classified as deferred revenue, net of current portion.

Deferred revenues are recorded net of contract assets. Contract assets represent the costs of the underlying hardware to enable the Company to perform on its contracts with customers. As of June 30, 2020 and December 31, 2019, the contract asset balance totaled $71,769 and $143,088, respectively, which have been recorded as reductions in deferred revenues in the accompanying condensed consolidated balance sheets.

Financing Costs and Debt Discount

Financing costs and debt discounts are recorded net of notes payable and convertible debentures in the consolidated balance sheets. Amortization of financing costs and the debt discounts is calculated using the effective interest method over the term of the debt and is recorded as interest expense in the consolidated statement of operations.

Income Taxes

Deferred income taxes are provided on the asset and liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based Compensation

The Company accounts for stock-based payments in accordance with stock-based payment accounting guidance which requires all stock-based payments to be recognized based upon their fair values. The fair value of stock-based awards is estimated at the grant date using the Black-Scholes Option Pricing Model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. The determination of fair value using the Black-Scholes Option Pricing Model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors. The Company accounts for forfeitures of unvested awards as they occur.

Derivative Financial Instruments

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide us a choice of net cash settlement or settlement in our own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC Topic 815-40 "Contracts in Entity's Own Equity." The Company classifies as assets or liabilities any contracts that require net-cash settlement including a requirement to net cash settle the contract if an event occurs and if that event is outside our control or give the counterparty a choice of net-cash settlement or settlement in shares. The Company assesses classification of its free-standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

F-9

Loss Per Share

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted earnings per share give effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method, and convertible debentures, using the if-converted method. In computing diluted earnings (loss) per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted earnings (loss) per share exclude all potentially issuable shares if their effect is anti-dilutive. Because the effect of conversion of the Company’s dilutive securities is anti-dilutive, diluted loss per share is the same as basic loss per share for the periods presented. As of June 30, 2020 and 2019, the Company has 400,697,063 and 8,089,673 potentially dilutive shares outstanding, respectively.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

3. Convertible Debentures and Notes Payable

On May 17, 2019, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Crown Bridge Partners, LLC (the “Holder”) for a total principal amount of up to $150,000 with cash proceeds of up to $124,500, resulting in an original issue discount of up to $25,500. The Promissory Note bears interest at 7% per annum (with the understanding that the first 12 months of interest of each tranche will be guaranteed). The maturity date is 18 months from the effective date of each payment.

The Conversion Price, as defined in the agreement, is the lesser of (i) the lowest Trading Price (as defined below) during the previous 25 trading day period ending on the latest complete trading day prior to the date of this Promissory Note or (ii) the Variable Conversion Price (as defined below). The Variable Conversion Price means the lowest one Trading Price (as defined below) for the common stock during the 25 Trading Day period ending on the last complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the lesser of the (i) lowest traded price and (ii) lowest closing bid price. Based on the Company’s examination of the conversion feature and the relative accounting guidance, the Company has determined that the conversion feature should be treated as a derivative liability for accounting purposes.

Additionally, if at any time while the Promissory Note is outstanding, the Conversion Price is equal to or lower than $0.025, then an additional $10,000 will be automatically added to the principal balance of each tranche funded under the Note. During the quarter ended June 30, 2019, $10,000 was added to the principal balance for the first tranche.

In connection with the Promissory Note, the Company also entered into a Securities Purchase Agreement with the Holder which states that the Company will also issue to the Holder a warrant to purchase an amount of shares of its common stock equal to 50% of the face value of each respective tranche divided by $0.10 (for illustrative purposes, the first tranche face value is equal to $50,000, which resulted in the issuance of a warrant to purchase 250,000 shares of the Company’s common stock).

Per the terms of the Common Stock Purchase Warrant agreement, on May 17, 2019, the Company issued a warrant to purchase 250,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). The agreement contains a down-round provision that automatically resets the exercise price of the warrant to a new exercise price that is equal to the per share price of common stock subsequently issued (including conversions of debt and preferred stock).  Upon the lowing of the exercise price, the number of warrants will be increased such that the total proceeds upon exercise is the same amount (see Note 7).  If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

During the quarter ended June 30, 2019, the Company received $40,000 in net cash proceeds, after paying $1,500 of direct funding costs. The related principal amount due for the first tranche (“First Tranche”) was $50,000. For the first tranche, using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be $100,000 and recorded a related derivative liability. Related to the derivative liability, the bonus interest, and the direct financing costs, the Company recorded a full debt discount of $60,000 for the Promissory Note, which will be amortized to interest expense over the term of the Promissory Note using the effective interest method and an additional $50,000 directly to interest expense.

On December 9, 2019, the Holder converted a portion of the Promissory Note into shares of common stock. The Holder received 300,000 shares of common stock for the conversion of principal, accrued interest, and fees totaling $7,165.

F-10

During the quarter ended September 30, 2019, the Company received an aggregate of $213,250 in net cash proceeds, after paying $6,750 of direct funding costs, from three note holders under the same terms as the Promissory Note. The related principal amount due for the convertible debt instruments entered into during the quarter ended September 30, 2019 was $255,000. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion features to be approximately $354,000 and recorded the related derivative liabilities. Related to the derivative liabilities, the bonus interest, and the direct financing costs, the Company recorded full debt discounts totaling approximately $255,000 for the notes which will be amortized to interest expense over the term of the notes using the effective interest method and an additional approximately $106,000 directly to interest expense. As the Conversion Price fell below $0.025 per share, during the quarter ended September 30, 2019, $10,000 was added to the principal balance on one of the notes (per the terms of that note).

Related to the notes issued during the quarter ended September 30, 2019, the Company issued warrants to purchase a total of 525,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

On October 1, 2019, the Company received $37,500 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $44,000. In connection with the note, the Company issued 100,000 shares of common stock, which were valued at the market price on the date of issuance of $0.05 per share. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $29,000 and recorded a related derivative liability. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $41,000 for the note, which will be amortized to interest expense over the term of the note using the effective interest method.

On June 19, 2020, the Company received $19,250 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $25,000. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $142,000 and recorded a related derivative liability for that amount and a charge to interest expense of approximately $122,000. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $25,000 for the note, which will be amortized to interest expense over the term of the note using the effective interest method.

During the six months ended June 30, 2020, the holders of the convertible notes converted a total of $321,776 of principal, interest and fees for a total of 620,057,793 shares of common stock. Related to these conversions during the quarter ended March 31, 2020, the Company recorded a reduction of the associated derivative liability for the conversion features of $1,138,404 and a reduction of the debt discount of $199,710 as components of the loss on settlement of debt. During the six months ended June 30, 2020, the Company recorded $110,064 of interest expense related to the amortization of the debt discounts.

During the three months ended March 31, 2020 the Company borrowed $50,000 from a shareholder under the terms of a note payable bearing interest of 8% per annum. The note was repaid with interest (totaling $922) during the three months ended March 31, 2020.

On May 4, 2020, the Company entered into a PPP Loan with a principal amount of $59,949 through a financial institution under the PPP administered by the SBA and established as part of the CARES Act. The PPP Loan bears interest at 1.0% per annum and matures on May 4, 2022 with the first six months of interest and principal payments deferred. The amount borrowed under the PPP Loan is guaranteed by the SBA and is eligible for forgiveness in an amount equal to the sum of the eligible costs, including payroll, benefits, rent and utilities, incurred by the Company during the 24-week period beginning on the date the Company received the proceeds. The PPP Loan contains customary events of default, and the occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Loan.

4. Derivative Liabilities

During the six months ended June 30, 2020 and during the year ended December 31, 2019, the Company had outstanding convertible debentures with variable exercise prices based on market rates (see Note 3). During the six months ended Jun 30, 2020 and during year ended December 31, 2019, the Company also issued series A preferred stock with variable exercise prices based on market rates (see Note 6). The Company records the fair value of the conversion features with variable exercise prices based on future market rates in accordance with ASC 815. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in the consolidated statements of operations. The Company uses a multi-nominal lattice model to fair value the derivative liabilities. The following inputs and assumptions were used to value the conversion features outstanding during the six months ended June 30, 2020, assuming no expected dividends:

June 30, 2020
Expected volatility	271 – 322%
Risk free interest rate	0.3 – 1.41%
Expected life (in years)	0.5 – 1.5

F-11

The following table presents the Company’s embedded conversion features of its convertible debt and preferred stock measured at fair value on a recurring basis as of June 30, 2020.

Level 3 Carrying Value as of June 30, 2020
Derivative liabilities:
Embedded conversion feature – convertible debt	$425,352
Embedded conversion feature – preferred stock	114,341
$539,693

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

For The Six Months Ended June 30, 2020
Embedded Conversion Features – Convertible Debt
Balances, as of the beginning of the year	$87,571
Derivative liabilities recorded upon issuance of convertible debt	141,667
Derivative liabilities derecognized upon debt conversion	(1,138,404)
Net changes in fair value included in net loss	1,334,518
Ending balance	$425,352

Embedded Conversion Features – Preferred Stock
Balances, as of the beginning of the year	$4,751
Derivative liabilities recorded upon issuance of preferred stock	288,435
Derivative liabilities removed upon preferred stock conversion	(191,927)
Net changes in fair value included in net loss	13,082
Ending balance	$114,341

Total ending balance	$539,693

5. Related Party Transactions

(a)

During the six months ended June 30, 2020 and 2019, the Company incurred approximately $73,000 and $59,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of June 30, 2020 and December 31, 2019, the Company owed approximately $103,000 and $190,000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

(b)

During the six months ended June 30, 2020 and 2019, the Company incurred approximately $11,000 and $53,000, respectively, in purchases of hardware from a vendor controlled by a director of the Company. As of June 30, 2020 and December 31, 2019, the amounts owed to this related-party vendor were approximately $25,000 and $45,000 respectively.

(c)	During the six months ended June 30, 2020, the Company issued 26,828,800 shares of common stock for the conversion of $67,072 of accrued expenses owed to the CEO and VP of Operations.

F-12

6. Redeemable Preferred Stock and Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Company has designated 9,000,000 of these shares as Series A Convertible Preferred Stock.

On April 9, 2019 and separately on June 11, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. On April 9, 2019, the Company issued 86,000 shares for net proceeds of $75,000 (after deducting $3,000 of direct legal costs) and on June 11, 2019, the Company issued 58,300 shares for net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

On September 17, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. The Company issued 58,300 shares for net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

On February 25, 2020, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. The Company issued 47,300 shares for proceeds of $43,000.

During the quarter ended June 30, 2020, the Company entered into two Series A Preferred Stock Purchase Agreements with an investor. The Company issued 100,100 shares for proceeds of $91,000.

Rights and Privileges of the Series A Preferred Stock

•	Voting – Series A Preferred Stockholders have no voting rights
•	Dividends – 8% cumulative dividend, compounded daily, payable solely upon redemption, liquidation, or conversion. (increases to 22% for an event of default)
•

Redemption – Company has the right to redeem the shares from the issuance date through 270 days following the issuance date using the table noted in the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock agreement. After 270 days, except for the Mandatory Redemption, the Company does not have the right to redeem the shares.

•

Mandatory Redemption – 18 months after the Issuance Date or upon the occurrence of an Event of Default, the Company is required to redeem all of the shares of Series A preferred stock of the Holder. The Company shall make a cash payment in an amount equal to the total number of shares of Series A preferred stock held by the Holder multiplied by the then current Stated Value as adjusted (including but not limited to the addition of any accrued unpaid dividends and the Default Adjustment

•

Conversion – At any time after 6 months following the Issuance Date, the Holder may convert all or any part of the outstanding Series A preferred stock into shares of Common Stock. The Variable Conversion Price is defined as 75% of the the Market Price. The Market Price is defined as the average of the 3 lowest Trading Prices for the Common Stock during the 15-day Trading Period ending on the last complete Trading Day prior to the Conversion Date.

•	Default Adjustments – Upon the occurrence of any Event of Default, the Stated Value will be increased between 150% and 200%, depending on the Event of Default.

Based on the terms of the conversion feature, the Company could be required to issue an infinite number of shares of common stock. As such, the Company has determined the conversion feature to be a derivative liability under relevant accounting guidance. The Company estimated the fair value of the conversion feature using the Binomial Lattice Model on the date of issuance, on the date of each conversion notice, and remeasures the fair value at each reporting period. During 2019, on the issuance dates of the series A preferred stock, the combined estimated fair value of the conversion features were determined to be $207,000. In connection with the fair value of the derivative liability, the Company recorded a total discount to the series A preferred stock of $161,000 and also recorded a deemed distribution of $55,000. During the three months ended March 31, 2020, the Company issued 47,300 shares of series A preferred stock for proceeds of $40,000 and $3,000 of legal costs. Related to this issuance, the Company recorded a derivative liability and discount to the preferred stock of $41,392, which will be amortized to deemed dividends over the redemption period.

During 2019, holders converted 42,000 shares of Series A preferred stock into 2,977,226 shares of common stock at the Variable Conversion Price as defined above, resulting in a loss on extinguishment of $23,000.

During the six months ended June 30, 2020, the holder of the series A preferred stock converted 148,200 shares of series A preferred stock and accrued dividends into 199,206,989 shares of common stock. Related to these conversions during the six months ended June 30, 2020, the Company recorded a reduction of the associated derivative liability for the conversion features of $191,927 and a reduction of the preferred stock discount of $177,313 and $116,672 of deemed dividend.

F-13

Rights and Privileges of the Series B Preferred Stock

On February 10, 2020, the Company designated and subsequently issued 1,000,000 shares of its newly formed Series B Super Voting preferred stock. Each share of Series B preferred stock has voting rights equal to 500 shares of common stock, is not entitled to receive dividends, is not convertible into shares of common stock. If the holder of the Series B preferred stock ceases to be a Board Member, the Company will repurchase any Series B preferred stock from the holder for a price of $0.001 per share. If the holder of the Series B preferred stock proposes to transfer any shares of Series B preferred stock, the Company will have 90 days to repurchase the shares for a price of $0.001 per share. The grant date fair value of the Series B preferred stock issued during the three months ended March 31, 2020 was $277,543 and was recorded to stock-based director compensation expense in the accompanying condensed consolidated statement of operations.

Common Stock

2020

During the six months ended June 30, 2020, the Company sold a total of 26,750,000 shares of common stock for proceeds of $151,250.

During the six months ended June 30, 2020, the Company issued a total of 819,264,782 shares of common stock for the conversion of debt, accrued interest and fees, and the conversion of Series A Preferred Stock and accrued dividends.

During the six months ended June 30, 2020, the Company issued 62,579,483 shares of common stock for the cashless exercise of warrants.

During the six months ended June 30, 2020, the Company issued 26,828,800 shares of common stock for the conversion of accrued expenses owed to the CEO and VP of Operations.

2019

During the six months ended June 30, 2019, the Company sold a total of 1,500,000 shares of common stock for proceeds of $60,000.

7. Share Purchase Warrants

The following table summarizes the continuity schedule of the Company’s share purchase warrants:

	Number of warrants	Weighted average exercise price

Balance, December 31, 2019	4,527,614	0.18
Issued	-	-
Adjusted for triggered down-round provisions	315,521,528	0.00
Exercised	(63,623,768)	0.00
Expired	(500,000)	0.12
Balance, June 30, 2020	255,925,374	$0.00

F-14

As of June 30, 2020, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiration date
2,222,222	$0.23	February 23, 2022
252,672,760	$0.00	September 23, 2024
980,392	$0.15	December 2, 2021
50,000	$0.20	January 2, 2022
255,925,374

During the six months ended June 30, 2020, the Company recognized the triggering of the down-round provisions of certain warrants associated with the convertible debt instruments issued in 2019.  As a result, reset the exercise price and increased the number of warrant shares accordingly.  As of June 30, 2020, the new exercise price for the warrants is $0.000245 per share.  Per the relevant accounting guidance, the Company valued the warrants before and after each triggering event and recorded the total increase in value as a deemed dividend to the warrant holder with an offset to additional paid in capital.  For the six months ended June 30, 2020, the increase in value of the warrants due to the triggering events totaled $370,726 and was properly included in the Company’s earnings per share amounts on the accompanying statement of operations.

8.Stock Options

The following table summarizes the Company’s stock options:

	Number of options	Weighted average exercise price	Aggregate intrinsic value

Balance, December 31, 2019	5,690,000	$0.13
Granted	-	-
Exercised	-	-
Cancelled / forfeited	-	-
Balance, June 30, 2020	5,690,000	$0.13	$-

		Outstanding				Exercisable
Range of exercise prices		Number of shares	Weighted average remaining contractual life (years)	Weighted average exercise price		Number of shares	Weighted average exercise price

	$0.04	1,500,000	4.1		0.04	1,125,000		0.04
	$0.08	250,000	2.5		0.08	250,000		0.08
	$0.13	1,425,000	2.1		0.13	1,425,000		0.13
	$0.16	225,000	0.9		0.16	225,000		0.16
	$0.19	2,270,000	0.5		0.19	2,270,000		0.19
Cdn$	0.25	20,000	0.5	Cdn$	0.25	20,000	Cdn$	0.25
		5,690,000	2.4		$0.13	5,315,000		$0.14

During the six months ended June 30, 2020, the Company did not issue any options to employees. During the six months ended June 30, 2020 and 2019, the Company recorded $15,000 and $15,000, respectively, of stock-based compensation expense related to stock option grants. As of June 30, 2020, the Company had no unrecognized compensation expense.

F-15

9. Segments

The Company has one reportable segment: vehicle tracking and recovery solutions. The Company allocates resources to and assesses the performance of each reportable segment using information about its revenue and operating income (loss). The Company does not evaluate operating segments using discrete asset information.

Segmentation by geographical location is not presented as all revenues are earned in U.S. Total assets by segment are not presented as that information is not used to allocate resources or assess performance at the segment level and is not reviewed by the Chief Operating Decision Maker of the Company.

10. Risks & Uncertainties

The Company extends credit to customers on an unsecured basis in the normal course of business. The Company’s policy is to perform an analysis of the recoverability of its receivables at the end of each reporting period and to establish allowances where appropriate. The Company analyzes historical bad debts and contract losses, customer concentrations, and customer credit-worthiness when evaluating the adequacy of the allowances.

During the six months ended June 30, 2020 and 2019, the Company had four and two customers which accounted for 82% and 67%, respectively, of total invoiced amounts, which are recorded as deferred revenues and amortized over the related service period to revenues.

As of June 30, 2020 and December 31, 2019, the Company had five and four customers, respectively, which accounted for 94% and 99%, respectively, of the gross accounts receivable balance.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency in response to a new strain of a coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is actively monitoring the global situation and its effects on the Company’s industry, financial condition, liquidity, and operations. Through June 30, 2020, COVID-19 has had an impact on the economy, the auto industry, and the Company’s 2020 revenue activity. Looking forward, it could continue to have a material adverse effect on the Company’s business, financial condition, liquidity, results of operations, and cash flows.

11. Commitments and Contingencies

Indemnities and Guarantees

We have made certain indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. We indemnify our officers and directors to the maximum extent permitted under the laws of the State of Nevada. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. These indemnities and guarantees do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

Legal Matters

In the ordinary course of business, we may face various claims brought by third parties and may, from time to time, make claims or take legal actions to assert our rights, including intellectual property disputes, contractual disputes and other commercial disputes. Any of these claims could subject us to litigation. Management believes there are currently no claims that are likely to have a material effect on our consolidated financial position and results of operations.

The Company has filed a lawsuit against a distributor for breach of contract resulting in losses to the Company estimated to be in excess of $1,000,000.  Management believes the currently scheduled trial date in October 2020 will be delayed into early 2021 as a result of the backlog of cases due to COVID-19.

F-16

12. Restatements

During 2019, we discovered that an accounting error had been made related to the Company not properly recording contract assets as required under the relevant accounting guidance for revenue recognition. (As discussed in Note 1 “Revenue Recognition and Deferred Revenue”, contract assets are netted with deferred revenues for balance sheet presentation purposes.) It was determined that the error is immaterial to the 2018 consolidated financial statements; however, correcting the error related to 2018 in 2019 would materially misstate the condensed consolidated financial statements for the three and six months ended June 30, 2019. As such, we recorded the appropriate adjustment in 2018 and also computed the appropriate amounts related to June 30, 2019 and recorded such in the accompanying condensed consolidated financial statements. See below for a summary of the corrections made for this error:

Account	Previously Recorded Balance	Corrected Balance	Correction Made

For the three months ended June 30, 2019:
Statement of Operations
Cost of revenues	$85,098	$114,098	$29,000
Net loss	$(102,616)	$(131,616)	$29,000
Loss per share	$(0.00)	$(0.00)	$-

For the six months ended June 30, 2019:
Statement of Operations
Cost of revenues	$117,121	$251,121	$134,000
Net loss	$(194,123)	$(328,123)	$134,000
Loss per share	$(0.01)	$(0.01)	$-

Statement of Cash Flows
Deferred revenues, net	$(249,246)	$(115,495)	$(134,000)

13. Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are available to be issued. Any material events that occur between the balance sheet date and the date that the consolidated financial statements were available for issuance are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that existed at the balance sheet date. Based upon this review, except as disclosed within the footnotes or as discussed below, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

In December 2019, a novel strain of coronavirus diseases (“COVID-19”) was first reported in Wuhan, China. Less than four months later, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The extent of COVID-19’s effect on the Company’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considered the rapidly evolving landscape. The Company is currently analyzing the potential impacts to its business. Through June 30, 2020, COVID-19 has had an impact on the economy, the auto industry, and the Company’s 2020 revenue activity. Looking forward, it could continue to have a material adverse effect on the Company’s business, financial condition, liquidity, results of operations, and cash flows.

Subsequent to June 30, 2020, the Company issued a total of 38,964,105 shares of common stock for the conversion of debt, accrued interest and fees totaling $51,178, issued 32,459,207 shares of common stock for the cashless exercise of warrants, and issued 8,000,000 shares of common stock valued at $56,000 as an initial commitment fee in connection with the Equity Purchase Agreement signed with an investor.

F-17

IGEN NETWORKS CORP.

Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of IGEN Networks Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of IGEN Networks Corp. and subsidiary (the "Company") as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Hall & Company

We have served as the Company’s auditor since 2019.

Irvine, CA

May 28, 2020

F-19

IGEN NETWORKS CORP.

Consolidated Balance Sheets

(Expressed in U.S. dollars)

	December 31, 2019	December 31, 2018

Assets

Current Assets
Cash	$-	$56,823
Accounts and other receivables, net	18,136	24,553
Inventory	4,334	36,694
Prepaid expenses and deposits	4,013	27,997
Total Current Assets	26,483	146,067

Goodwill	505,508	505,508
Total Assets	$531,991	$651,575

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$983,358	$813,682
Current portion of deferred revenue, net of contract assets	207,566	317,070
Convertible debentures and accrued interest, net of unamortized discount of $343,398 and $0, respectively	21,121	-
Derivative liabilities	92,322	-
Total Current Liabilities	1,304,367	1,130,752

Deferred revenue, net of contract assets	54,899	77,362
Total Liabilities	1,359,266	1,208,411

Commitments and Contingencies

Redeemable convertible preferred stock – Series A:
Authorized – 1,250,000 shares with $0.001 par value, 160,600 shares and no shares issued and outstanding as of December 31, 2019 and 2018, respectively, aggregate liquidation preference of $153,862 as of December 31, 2019, net of discount of $121,931	31,927	-

Stockholders’ Deficit
Common stock: Authorized - 375,000,000 shares with $0.001 par value issued and outstanding – 74,242,196 and 66,714,970 shares, respectively	74,242	66,715
Additional paid-in capital	10,697,216	10,426,245
Accumulated deficit	(11,630,660)	(11,049,499)
Total Stockholders’ Deficit	(859,202)	(556,539)
Total Liabilities and Stockholders’ Deficit	$531,991	$651,575

(The accompanying notes are an integral part of these consolidated financial statements)

F-20

IGEN NETWORKS CORP.

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

	Years ended December 31,
	2019	2018

Revenues:
Sales, services	$698,693	$1,121,601
Sales, other	25,126	77,276
Total Revenues	723,819	1,198,877
Cost of revenues	428,031	668,664
Gross Profit	295,788	530,213

Expenses:
Selling, general and administrative expenses	572,297	781,473
Payroll and related	332,102	589,222
Management and consulting fees	197,391	322,111
Total Expenses	1,101,790	1,692,806
Loss Before Other Income (Expense)	(806,002)	(1,162,593)
Other Income (Expense):
Accretion of discounts on convertible debentures	(212,982)	(156,894)
Change in fair value of derivative liabilities	572,954	57,255
Gain (loss) on settlement of redeemable preferred stock	(23,324)	105,258
Interest expense	(9,719)	(8,346)
Total Other Income (Expense), net	326,929	(2,727)
Net Loss before Provision for Income Taxes	(479,073)	(1,165,320)
Provision for Income Taxes	-	(10,000)
Net Loss	(479,073)	(1,175,320)
Other Comprehensive Income (Loss)
Foreign currency translation gain	-	60,910
Comprehensive loss	$(479,073)	$(1,114,410)

Net loss attributable to common stockholders	(479,073)	(1,175,320)
Deemed dividend on preferred stock	(102,087)	-
	$(581,160)	$(1,175,320)
Basic and Diluted Loss per Common Share	$(0.01)	$(0.02)
Weighted Average Number of Common Shares Outstanding	68,619,041	54,728,006

(The accompanying notes are an integral part of these consolidated financial statements)

F-21

IGEN NETWORKS CORP.

Consolidated Statements of Redeemable Convertible Preferred stock and Stockholders’ Deficit

(Expressed in U.S. dollars)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit

Balance, January 1, 2018	-	$-	39,214,517	$39,215	$8,854,491	$(60,910)	$(9,874,179)	$(1,041,383)

Stock-based compensation	-	-	-	-	8,445	-	-	8,445

Common stock issued for cash	-	-	21,597,222	21,597	1,272,997	-	-	1,294,594

Common stock issued for services	-	–	1,524,021	1,524	75,879	-	-	77,403

Common stock issued for debenture conversion	-	-	4,379,210	4,379	214,433	-	-	218,812

Removal of accumulated other comprehensive loss	-	-	-	-	-	60,910	-	60,910

Net loss	-	-	-	-	-	-	(1,175,320)	(1,175,320)

Balance, December 31, 2018	-	-	66,714,970	66,715	10,426,245	-	(11,049,499)	(556,539)

Stock-based compensation	-	-	150,000	150	51,061	-	-	51,211

Common stock issued for cash	-	-	4,000,000	4,000	131,000	-	-	135,000

Common stock issued in connection with debenture issuance	-	-	100,000	100	4,900	-	-	5,000

Common stock issued for debenture conversion, including related fees	-	-	300,000	300	6,865	-	-	7,165

Series A preferred stock issued for cash, net of costs and discounts	202,600	23,400	-	-	-	-	-	-

Accrued dividends and accretion of conversion feature on Series A preferred stock	-	46,620	-	-	-	-	(46,620)	(46,620)

Deemed dividends related to conversion feature of Series A preferred stock	-	-	-	-	-	-	(55,468)	(55,468)

Common stock issued for Series A preferred stock conversions	(42,000)	(38,093)	2,977,226	2,977	77,145	-	-	80,122

Net loss	-	-	-	-	-	-	(479,073)	(479,073)

Balance, December 31, 2019	160,600	$31,927	74,242,196	$74,242	$10,697,216	$-	$(11,630,660)	$(859,202)

(The accompanying notes are an integral part of these consolidated financial statements)

F-22

IGEN NETWORKS CORP.

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

	Years ended December 31,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(479,073)	$(1,175,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on convertible debentures and preferred stock	212,982	156,894
Bad debts	13,835	5,396
Change in fair value of derivative liabilities	(572,954)	(57,041)
Depreciation	-	3,600
Loss (gain) on settlement of debt	23,324	(105,258)
Shares issued for services	6,000	45,413
Stock-based compensation	64,712	8,446

Changes in operating assets and liabilities:
Accounts and other receivables	(7,418)	24,172
Inventory	32,360	(34,472)
Prepaid expenses and deposits	4,484	71,618
Restricted cash	-	25,000
Accounts payable and accrued liabilities	176,142	(69,638)
Deferred revenue, net	(131,967)	(73,801)
Net Cash Used in Operating Activities	(657,573)	(1,174,991)

Cash Flows from Investing Activities
Purchase of equipment	-	(747)
Net cash used in Investing Activities	-	(747)

Cash Flows from Financing Activities
Proceeds from issuance of preferred stock, net of offering costs	175,000	-
Repayment of notes payable	-	(151,580)
Proceeds from convertible debentures, net of offering costs	290,750	-
Proceeds from issuance of common stock	135,000	1,294,593
Net Cash Provided by Financing Activities	600,750	1,143,013

Effect of Foreign Exchange Rate Changes on Cash	-	35,910

Change in Cash	(56,823)	3,185
Cash, Beginning of Year	56,823	53,638
Cash, End of Year	$-	$56,823

Supplemental Disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash Investing and Financing Activities:
Deemed dividend for preferred stock	$102,088	$-
Original issue discount on convertible debt	$68,250	$-
Conversion of preferred stock and convertible debt	$92,287	$-
Discounts on convertible debt and preferred stock	$690,398	$-
Shares issued for services	$-	$77,402
Shares issued for debenture conversion and accrued interest	$-	$218,812
Issuance of embedded conversion derivative liabilities	$-	$6,698

(The accompanying notes are an integral part of these consolidated financial statements)

F-23

IGEN NETWORKS CORP.

Notes to the Consolidated Financial Statements

Years Ended December 31, 2019 and 2018

(Expressed in U.S. dollars)

1. Organization and Description of Business

IGEN Networks Corp. (“IGEN”, the “Company”, “we”, “our”) was incorporated in the State of Nevada on November 14, 2006, under the name of Nurse Solutions Inc. On September 19, 2008, the Company changed its name to Sync2 Entertainment Corporation and traded under the symbol SYTO. On September 15, 2008, the Company became a reporting issuer in British Columbia, Canada. On May 26, 2009, the Company changed its name to IGEN Networks Corp. On March 25, 2015, the Company was listed on the Canadian Securities Exchange (CSE) under the trading symbol IGN and the Company became a reporting Venture Issuer in British Columbia and Ontario, Canada.

The Company’s principal business is the development and marketing of software services for the automotive industry. The Company works with wireless carriers, hardware suppliers and software developers to provide direct and secure access to information on the vehicle and the driver’s behavior. The software services are delivered from the AWS Cloud to the consumer and their families over the wireless networks and accessed from any mobile or desktop device. The software services are marketed to automotive dealers, financial institutions, and direct-to-consumer through various commercial and consumer brands.

Going Concern

The consolidated financial statements as of and for the year ended December 31, 2019 have been prepared assuming that the Company will continue as a going concern. The Company has experienced recurring losses from operations and has negative operating cash flows since inception, has a working capital deficit of $1,277,884 and an accumulated deficit of $11,630,660 as of December 31, 2019, and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the Company plans to achieve profitable operations through the increase in revenue base and successfully grow its operations organically or through acquisitions. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

Basic of Presentation and Consolidation

These consolidated financial statements and related notes include the records of the Company and the Company’s wholly-owned subsidiary, Nimbo Tracking LLC, which is based in the USA.

All intercompany transactions and balances have been eliminated. These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), are expressed in U.S. dollars, and, in management’s opinion, have been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, valuation of inventory, the useful life and recoverability of equipment, impairment of goodwill, valuation of notes payable and convertible debentures, fair value of stock-based compensation and derivative liabilities, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less at the time of acquisition to be cash equivalents.

F-24

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer’s willingness or ability to pay, the Company’s compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due. We do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the consolidated statements of operations.

Inventory

Inventory consists of vehicle tracking and recovery devices and is comprised entirely of finished goods that can be resold. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) basis. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs. There was no provision for inventory recorded during the years ended December 31, 2019 and 2018.

Equipment

Office equipment, computer equipment, and software are recorded at cost. Depreciation is provided annually at rates and methods over their estimated useful lives. Management reviews the estimates of useful lives of the assets every year and adjusts them on prospective basis, if needed. All equipment was fully depreciated as of December 31, 2019 and 2018. For purposes of computing depreciation, the method of depreciating equipment is as follows:

Computer equipment	3 years straight-line
Office equipment	5 years straight-line
Software	3 years straight-line

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of identifiable net assets acquired. Goodwill is allocated at the date of the business combination. Goodwill is not amortized, but is tested for impairment annually on December 31 of each year or more frequently if events or changes in circumstances indicate the asset may be impaired. These events and circumstances may include a significant change in legal factors or in the business climate, a significant decline in the Company’s share price, an adverse action of assessment by a regulator, unanticipated competition, a loss of key personnel, significant disposal activity and the testing of recoverability for a significant asset group.

Goodwill impairment is measured as the amount by which a reporting unit's carrying value exceeds its fair value.

The Company has only one reporting unit. Therefore, all of the Company’s goodwill relates to that reporting unit, and at December 31, 2019 and 2018, the carrying value for that reporting unit is negative.

Impairment of Long-lived Assets

The Company reviews long-lived assets, such as equipment, for impairment whenever events or changes in the circumstances indicate that the carrying value may not be recoverable. If the total of the estimated undiscounted future cash flows is less than the carrying value of the asset, an impairment loss is recognized for the excess of the carrying value over the fair value of the asset during the year the impairment occurs.

Fair Value Measurements

In accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” the Company is to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-25

See Note 8 for fair value measurement information related to the Company’s derivative liabilities.

The fair values of cash and cash equivalents, accounts and other receivables, restricted cash, and accounts payable and accrued liabilities, approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The fair value of cash is determined based on “Level 1” inputs and the fair value of derivative liabilities is determined based on “Level 3” inputs. The recorded values of notes payable, approximate their current fair values because of their nature and respective maturity dates or durations. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility to these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists of cash. The Company places its cash and cash equivalents in what it believes to be credit-worthy financial institutions.

Revenue Recognition and Deferred Revenue

We recognize revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, using the five-step model, including (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue in accordance with U.S. GAAP. Title and risk of loss generally pass to our customers upon delivery, as we have insurance for lost shipments. In limited circumstances where either title or risk of loss pass upon destination or acceptance or when collection is not reasonably assured, we defer revenue recognition until such events occur. We derive revenues from two primary sources: products and services. Product revenue includes the shipment of product according to the agreement with our customers and only represents a small percentage of our revenues, less than 5%. Services include vehicle tracking services and customer support (technical support), installations and consulting. A contract may include both product and services. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. Performance obligations include, but are not limited to, pass-thru harnesses and vehicle tracking services. Almost all of our revenues are derived from customers located in United States of America in the auto industry. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices are typically estimated based on observable transactions when these services are not sold on a standalone basis. At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. Revenue is recognized when our performance obligation has been met. The Company considers control to have transferred upon delivery because the Company has a present right to payment at that time, the Company has transferred use of the asset, and the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. For arrangements under which the Company provides vehicle tracking services, the Company satisfies its performance obligations as those services are performed whereby the customer simultaneously receives and consumes the benefits of such services under the agreement. Revenues are recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

The Company provides product warranties with varying lengths of time and terms. The product warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company has historically experienced a low rate of product returns under the warranty program.

Management assesses the business environment, customers’ financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured. If collectability is not reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

Revenue relating to the sale of service fees on its vehicle tracking and recovery services is recognized over the life of the contact. The service renewal fees are offered in terms ranging from 12 to 36 months and are generally payable upon delivery of the vehicle tracking devices or in full upon renewal.

Deferred revenues are recorded net of contract assets and when cash payments are received from customers in advance of the Company’s performance. Deferred revenues totaled $405,553 and $721,301 as of December 31, 2019 and 2018, respectively. During the year ended December 31, 2019, the Company recorded additions to deferred revenues of $383,984 and recognized total revenues of $699,732 through the amortization of deferred revenues. During the year ended December 31, 2019, the Company recognized revenues of $533,950 related to deferred revenues outstanding as of December 31, 2018 as the services were performed. During the year ended December 31, 2018, the Company recorded total proceeds of $1,035,713 and recognized total revenues of $1,131,754 through the amortization of deferred revenues. During the year ended December 31, 2018, the Company recognized revenues of $634,018 related to deferred revenues outstanding as of December 31, 2017 as the services were performed.

Any revenue that has been deferred and is expected to be recognized beyond one year is classified as deferred revenue, net of current portion.

F-26

Deferred revenues are recorded net of contract assets. Contract assets represent the costs of the underlying hardware to enable the Company to perform on its contracts with customers. As of December 31, 2019 and 2018, the contract asset balance totaled $143,088 and $326,869, respectively, which have been recorded net of deferred revenues in the accompanying consolidated balance sheets.

Financing Costs and Debt Discount

Financing costs and debt discounts are recorded net of notes payable and convertible debentures in the consolidated balance sheets. Amortization of financing costs and the debt discounts is calculated using the effective interest method over the term of the debt and is recorded as interest expense in the consolidated statements of operations.

Income Taxes

Deferred income taxes are provided on the asset and liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar. In 2017, the consolidated financial statements of the Company were translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. During 2018, the Company recorded $60,910 of accumulated other comprehensive income associated with its Canadian subsidiary that was dissolved.

Stock-based Compensation

The Company accounts for stock-based payments in accordance with stock-based payment accounting guidance which requires all stock-based payments to be recognized based upon their fair values. The fair value of stock-based awards is estimated at the grant date using the Black-Scholes Option Pricing Model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. The determination of fair value using the Black-Scholes Option Pricing Model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors. The Company accounts for forfeitures of unvested awards as they occur.

Loss Per Share

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted earnings per share give effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible debentures, using the if-converted method. In computing diluted earnings (loss) per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted earnings (loss) per share exclude all potentially issuable shares if their effect is anti-dilutive. Because the effect of conversion of the Company’s dilutive securities is anti-dilutive, diluted loss per share is the same as basic loss per share for the periods presented. As of December 31, 2019 and 2018, the Company has 68,247,452 and 8,089,673 potentially dilutive shares outstanding, respectively.

Comprehensive Income (Loss)

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. For the year ended December 31, 2018, other comprehensive income consists of foreign currency gains related to the derecognition of a subsidiary. There was no other comprehensive income (loss) during the year ended December 31, 2019.

Recent Accounting Pronouncement

In August 2018, the FASB issued ASU No. 2018-13, "Fair Value Measurement (Topic 820)", which changes to disclosure requirements for fair value measurement. The amendments of this update modify the disclosure requirements on fair value measurements about Topic 820. It applies to all reporting entities within the scope of the affected accounting guidance. It will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company is currently evaluating the new guidance and have not determined the impact this standard may have on its consolidated financial statements.

F-27

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. The Company’s adoption did not have any material impact on its consolidated financial statements.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

3. Accounts and Other Receivables

	December 31, 2019	December 31, 2018
Trade accounts receivable	$39,398	$31,567
Allowance for doubtful accounts	(21,262)	(7,014)
	$18,136	$24,553

4. Goodwill

As of December 31, 2019 and 2018, the Company had goodwill of $505,508 related to the acquisition of Nimbo.

5. Accounts Payable and Accrued Liabilities

	December 31, 2019	December 31, 2018
Trade accounts payable	$744,716	$612,785
Accrued liabilities	44,162	19,862
Accrued interest payable	19,064	19,064
Payroll and commissions payable	85,416	71,971
Unrecognized tax position	90,000	90,000
	$983,358	$813,682

6. Notes Payable

As of January 1, 2018, the Company had a note payable with a principal balance of $11,952 (Cdn$15,000) owed to a director, which was unsecured, bore interest at 5% per annum, and was due on October 30, 2017. As of January 1, 2018, the Company had an outstanding accrued interest balance of $2,386 (Cdn$2,960). During the year ended December 31, 2018, the Company repaid all amounts related to this note payable.

On March 23, 2017, the Company entered into a loan agreement with a third party for a principal amount of $8,695, which included a one-time loan fee of $695, which was charged to interest expense. The note payable was unsecured, non-interest bearing, and required minimum payments of 10% of the loan every ninety days from the start date of March 26, 2017. During the year ended December 31, 2018, the Company repaid all amounts due related to this loan agreement.

7. Convertible Debentures

2017 Debt Issuances

On March 30, 2017, the Company issued a convertible debenture to a third party in the principal amount of $50,000 which was unsecured, bore interest at 12% per annum, calculated monthly, and was due on September 30, 2017. Subject to the approval of the holder of the convertible debenture, the Company could convert any or all of the principal and/or interest at any time following the six-month anniversary of the issuance date of the convertible debenture (September 30, 2017) into common shares of the Company at a price per share equal to a 20% discount to the fair market value of the Company’s common stock. The estimated fair value of the derivative liability resulted in a discount to the convertible debenture of $32,127, which was accreted over the term of the convertible debenture. As of January 1, 2018, the carrying value of the convertible debenture was $50,000. During the year ended December 31, 2018, the Company converted all amounts due related to this debenture into shares of common stock.

On August 7, 2017, the Company issued a convertible debenture to a third party in the principal amount of $161,250 with an original issuance discount of $11,250 and incurred $3,500 of financing costs to a third party, which was unsecured, bore interest at 5% per annum, and was due on August 7, 2018. The holder could convert any or all of the principal and/or interest at any time following the six-month anniversary of the issuance date of the convertible debenture (February 7, 2018) into common shares of the Company at a price per share equal to 75% multiplied by the closing price of the Company’s common stock preceding the trading day that the Company receives a notice of conversion. The estimated fair value of the derivative liabilities of $153,827 resulted in a discount to the convertible debenture, which was amortized over the term of the convertible debenture. During the year ended December 31, 2018, $106,195 of amortization expense was recorded. As of January 1, 2018, the carrying value of the convertible debenture was $55,055. During the year ended December 31, 2018, the Company repaid $80,000 of principal in cash and converted $81,250 of principal into shares of common stock, leaving no amounts due as of December 31, 2018.

F-28

On December 18, 2017, the Company issued a convertible debenture to a third party in the principal amount of $55,000 with an original issuance discount of $5,000 and incurred $1,500 of financing costs to a third party, which was unsecured, bore interest at 2% per annum, and was due on June 18, 2018. The holder could convert any or all of the principal and/or interest at any time following the six-month anniversary of the issuance date of the convertible debenture (June 18, 2018) into common shares of the Company at a price per share equal to 75% multiplied by the closing price of the Company’s common stock preceding the trading day that the Company receives a notice of conversion. The estimated fair value of the derivative liabilities of $47,071 resulted in a discount to the convertible debenture, which was be amortized over the term of the convertible debenture. During the year ended December 31, 2018, $46,999 of amortization expense was recorded. As of January 1, 2018, the carrying value of the convertible debenture was $8,001. On July 5, 2018, the Company provided an additional principal to the convertible debentures of $20,000 on the same terms. Related to this increase, the estimated fair value of the conversion feature was $6,698 and was recorded as a debt discount, which was amortized in full during the year ended December 31, 2018. During the year ended December 31, 2018, the Company repaid $55,000 of principal in cash and converted $20,000 of principal into shares of common stock, leaving no amounts due as of December 31, 2018.

2019 Debt Issuances

On May 17, 2019, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Crown Bridge Partners, LLC (the “Holder”) for a total principal amount of up to $150,000 with cash proceeds of up to $124,500, resulting in an original issue discount of up to $25,500. The Promissory Note bears interest at 7% per annum (with the understanding that the first 12 months of interest of each tranche will be guaranteed). The maturity date is 18 months from the effective date of each payment.

The Conversion Price, as defined in the agreement, is the lesser of (i) the lowest Trading Price (as defined below) during the previous 25 trading day period ending on the latest complete trading day prior to the date of this Promissory Note or (ii) the Variable Conversion Price (as defined below). The Variable Conversion Price means the lowest one Trading Price (as defined below) for the common stock during the 25 Trading Day period ending on the last complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the lesser of the (i) lowest traded price and (ii) lowest closing bid price. Based on the Company’s examination of the conversion feature and the relative accounting guidance, the Company has determined that the conversion feature should be treated as a derivative liability for accounting purposes.

Additionally, if at any time while the Promissory Note is outstanding, the Conversion Price is equal to or lower than $0.025, then an additional $10,000 will be automatically added to the principal balance of each tranche funded under the Note. During the quarter ended June 30, 2019, $10,000 was added to the principal balance for the first tranche.

In connection with the Promissory Note, the Company also entered into a Securities Purchase Agreement with the Holder which states that the Company will also issue to the Holder a warrant to purchase an amount of shares of its common stock equal to 50% of the face value of each respective tranche divided by $0.10 (for illustrative purposes, the first tranche face value is equal to $50,000, which resulted in the issuance of a warrant to purchase 250,000 shares of the Company’s common stock).

Per the terms of the Common Stock Purchase Warrant agreement, on May 17, 2019, the Company issued a warrant to purchase 250,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

During the quarter ended June 30, 2019, the Company received $40,000 in net cash proceeds, after paying $1,500 of direct funding costs. The related principal amount due for the first tranche (“First Tranche”) was $50,000. For the first tranche, using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be $100,000 and recorded a related derivative liability. Related to the derivative liability, the bonus interest, and the direct financing costs, the Company recorded a full debt discount of $60,000 for the Promissory Note, which will be amortized to interest expense over the term of the Promissory Note using the effective interest method and an additional $50,000 directly to interest expense.

On December 9, 2019, the Holder converted a portion of the Promissory Note into shares of common stock. The Holder received 300,000 shares of common stock for the conversion of principal, accrued interest, and fees totaling $7,165.

During the quarter ended September 30, 2019, the Company received an aggregate of $213,250 in net cash proceeds, after paying $6,750 of direct funding costs, from three note holders under the same terms as the Promissory Note. The related principal amount due for the convertible debt instruments entered into during the quarter ended September 30, 2019 was $255,000. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion features to be approximately $354,000 and recorded the related derivative liabilities. Related to the derivative liabilities, the bonus interest, and the direct financing costs, the Company recorded full debt discounts totaling approximately $255,000 for the notes which will be amortized to interest expense over the term of the notes using the effective interest method and an additional approximately $106,000 directly to interest expense. As the Conversion Price fell below $0.025 per share, during the quarter ended September 30, 2019, $10,000 was added to the principal balance on one of the notes (per the terms of that note).

Related to the notes issued during the quarter ended September 30, 2019, the Company issued warrants to purchase a total of 525,000 shares of common stock with an Exercise Price of $0.10 subject to adjustment (standard anti-dilution features). If the Market Price of one shares of common stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to cashless exercise, in lieu of cash exercise, per a defined formula in the agreement.

F-29

On October 1, 2019, the Company received $37,500 in net cash proceeds from a note holder under the same terms as the Promissory Note. The related principal amount due for the convertible debt instrument was $44,000. In connection with the note, the Company issued 100,000 shares of common stock, which were valued at the market price on the date of issuance of $0.05 per share. Using the Binomial Lattice Model, the Company computed the estimated fair value of the embedded conversion feature to be approximately $29,000 and recorded a related derivative liability. Related to the derivative liability, the shares issued, the bonus interest, and the direct financing costs, the Company recorded a debt discount totaling $41,000 for the note, which will be amortized to interest expense over the term of the note using the effective interest method.

During the year ended December 31, 2019, the Company recorded $4,369 of interest expense related to the amortization of the debt discounts. The Company expects to record amortization expense of $180,000 during the year ending December 31, 2020 and expects to record amortization expense of $164,000 during the year ended December 31, 2021 under the effective interest method.

8. Derivative Liabilities

During the years ended December 31, 2019 and 2018, the Company had outstanding convertible debentures with variable exercise prices based on market rates (see Note 7). During the year ended December 31, 2019, the Company also issued series A preferred stock with variable exercise prices based on market rates (see Note 10). The Company records the fair value of the conversion features with variable exercise prices based on future market rates in accordance with ASC 815. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in the consolidated statements of operations. The Company uses either the Black-Scholes Option Pricing Model or a multi-nominal lattice model to fair value the derivative liabilities. The following inputs and assumptions were used to value the conversion features outstanding during the years ended December 31, 2019 and 2018, assuming no expected dividends:

	2019	2018
Expected volatility	219% - 264%	334% - 398%
Risk free interest rate	1.55% - 2.34%	1.49% - 1.73%
Expected life (in years)	0.8 – 1.5	0.0 – 0.4

The following table presents the Company’s embedded conversion features of its convertible debt and preferred stock measured at fair value on a recurring basis as of December 31, 2019 and 2018.

	Level 3 Carrying Value as of December 31, 2019	Level 3 Carrying Value as of December 31, 2018
Derivative liabilities:
Embedded conversion feature – convertible debt	$87,571	$-
Embedded conversion feature – preferred stock	4,751	-
	$92,322	$-

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For The Year Ended December 31, 2019	For The Year Ended December 31, 2018
Embedded Conversion Features – Debt Instruments
Balances, as of the beginning of the year	$-	$227,163
Derivative liabilities recorded upon issuance of debt instruments	483,331	6,698
Extinguishment due to conversion of debt instruments	(3,055)	(176,820)
Net changes in fair value included in net loss	(392,705)	(57,041)
Ending balance	$87,571	$-

Embedded Conversion Features – Preferred Stock
Balances, as of the beginning of the year	$-	$-
Derivative liabilities recorded upon issuance of preferred stock	207,067	-
Extinguishment due to conversion of preferred stock	(22,067)	-
Net changes in fair value included in net loss	(180,249)	-
Ending balance	$4,751	$-

Total ending balance	$92,322	$-

F-30

9. Related Party Transactions

(a)

During the years ended December 31, 2019 and 2018, the Company incurred approximately $143,000 and $185,000, respectively, in management and consulting fees with an officer and an entity controlled by him. As of December 31, 2019 and 2018, the Company owed approximately $145,000 and $136,0000, respectively, to directors and officers and a company controlled by a director, which is included in accounts payable and accrued liabilities. The amounts owed are unsecured, non-interest bearing, and due on demand.

(b)

During the years ended December 31, 2019 and 2018, the Company incurred approximately $120,000 and $493,000, respectively, in purchases of hardware from a vendor controlled by a director of the Company. As of December 31, 2019 and 2018, the amounts owed to this related-party vendor were approximately $45,000 and $102,000 respectively.

10. Redeemable Preferred Stock and Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Company has designated 1,250,000 of these shares as Series A Convertible preferred stock (“Series A Preferred Stock”).

On April 9, 2019 and separately on June 11, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor and issued 86,000 shares for net proceeds of $75,000 (after deducting $3,000 of direct legal costs) and on June 11, 2019, the Company issued 58,300 shares for net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

On September 17, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. The Company issued 58,300 shares of net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

Rights and Privileges of the Series A Preferred Stock

•	Voting – Series A preferred stockholders have no voting rights
•	Dividends – 8% cumulative dividend, compounded daily, payable solely upon redemption, liquidation, or conversion. (increases to 22% for an event of default)
•

Redemption – Company has the right to redeem the shares from the issuance date through 270 days following the issuance date using the table noted in the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock Agreement. After 270 days, except for the Mandatory Redemption, the Company does not have the right to redeem the shares.

•

Mandatory Redemption – 18 months after the Issuance Date or upon the occurrence of an Event of Default, the Company is required to redeem all of the shares of Series A preferred stock of the Holder. The Company shall make a cash payment in an amount equal to the total number of shares of Series A preferred stock held by the Holder multiplied by the then current Stated Value as adjusted (including but not limited to the addition of any accrued unpaid dividends and the Default Adjustment

•

Conversion – At any time after 6 months following the Issuance Date, the Holder may convert all or any part of the outstanding Series A referredStock into shares of Common Stock. The Variable Conversion Price is defined as 75% of the Market Price. The Market Price is defined as the average of the 3 lowest Trading Prices for the Common Stock during the 15-day Trading Period ending on the last complete Trading Day prior to the Conversion Date.

•	Default Adjustments – Upon the occurrence of any Event of Default, the Stated Value will be increased between 150% and 200%, depending on the Event of Default.

Based on the terms of the conversion feature, the Company could be required to issue an infinite number of shares of common stock. As such, the Company has determined the conversion feature to be a derivative liability under relevant accounting guidance. The Company estimated the fair value of the conversion feature using the Binomial Lattice Model on the date of issuance, on the date of each conversion notice, and will remeasure the fair value at each reporting period. On the issuance dates of the series A preferred stock, the combined estimated fair value of the conversion features were determined to be $207,000. In connection with the fair value of the derivative liability, the Company recorded a total discount to the series A preferred stock of $161,000 and also recorded a deemed distribution of $55,000. During the year ended December 31, 2019, the Company recorded accrued dividends of $8,000 and a deemed dividend of $38,000 related to the accretion of the discount using the effective interest method. The Company expects to record additional deemed dividends related to accretion of the discount of $64,000 during the year ending December 31, 2020 and $58,000 for the year ending December 31, 2021.

F-31

During October 2019 through December 2019, holders converted 42,000 shares of Series A preferred stock into 2,977,226 shares of common stock at the Variable Conversion Price as defined above, resulting in a loss on extinguishment of $23,000.

Common Stock

2019

During the year ended December 31, 2019, the Company sold 4,000,000 shares of common stock for proceeds of $135,000.

During the year ended December 31, 2019, the Company issued 150,000 shares of common stock for services valued at $6,000.

During the year ended December 31, 2019, the Company issued 100,000 shares of common stock in connection with the issuance of a convertible debenture valued at $5,000 (see Note 7).

During the year ended December 31, 2019, the Company issued 300,000 shares of common stock in connection with the conversion of principal under a convertible debenture, along with related fees, valued at $7,165 (see Note 7).

During the year ended December 31, 2019, the Company issued 2,977,226 shares of common stock in connection with conversions of Series A preferred stock valued at $80,122 (see Note above).

2018

During the year ended December 31, 2018, the Company sold 21,597,222 shares of common stock for proceeds of $1,294,594.

During the year ended December 31, 2018, the Company issued 1,524,021 shares of common stock for services valued at $77,403.

During the year ended December 31, 2018, the Company issued 4,379,210 shares of common stock in connection with the conversion of principal under convertible debentures valued at $218,812 (see Note 7).

11. Share Purchase Warrants

The following table summarizes the activity of the Company’s share purchase warrants:

	Number of warrants	Weighted average exercise price

Balance, January 1, 2018	4,237,913	$0.19
Issued	500,000	0.12
Expired	(838,240)	0.23
Balance, December 31, 2018	3,899,673	0.20
Issued	775,000	0.10
Expired	(147,059)	0.35
Balance, December 31, 2019	4,527,614	$0.18

As of December 31, 2019, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiration date
500,000	$0.12	June 1, 2020
2,222,222	$0.23	February 23, 2022
775,000	$0.10	September 23, 2024
980,392	$0.15	December 2, 2021
50,000	$0.20	January 2, 2022
4,527,614

F-32

12. Stock Options

The Company established a stock option plan for directors, officers, employees and consultants of the Company (the “Plan”). The purpose of the Plan is to give to directors, officers, employees and consultants of the Company, as additional compensation, the opportunity to participate in the profitability of the Company by granting to such individuals options, exercisable over periods of up to ten (10) years as determined by the board of directors of the Company, to buy shares of the Company at a price equal to the Market Price (as defined) prevailing on the date the option is granted. As of December 31, 2019, there were 2,325,000 shares available under the Plan.

The following table summarizes the activity of the Company’s stock options:

	Number of options	Weighted average exercise price	Aggregate intrinsic value

Balance, January 1, 2018	5,175,000	$0.15
Granted	-	-
Cancelled / forfeited	(985,000)	0.09
Balance, December 31, 2018	4,190,000	$0.16
Granted	1,500,000	0.04
Exercised	-	-
Cancelled / forfeited	-	-
Balance, December 31, 2019	5,690,000	$0.13	$-

		Outstanding				Exercisable
Range of exercise prices		Number of shares	Weighted average remaining contractual life (years)	Weighted average exercise price		Number of shares	Weighted average exercise price

	$0.04	1,500,000	4.9		0.04	750,000		0.04
	$0.08	250,000	3.3		0.08	250,000		0.08
	$0.13	1,425,000	2.9		0.13	1,425,000		0.13
	$0.16	225,000	1.6		0.16	225,000		0.16
	$0.19	2,270,000	1.2		0.19	2,270,000		0.19
Cdn$	0.25	20,000	1.2	Cdn$	0.25	20,000	Cdn$	0.25
		5,690,000	2.4		$0.13	4,940,000		$0.14

2019

During the year ended December 31, 2019, the Company issued 1,500,000 options to employees with an estimated fair value per share of $0.04 using the Black-Scholes Option Pricing Model with the following inputs, volatility of 243%, risk-free rate of 2.2%, and an expected term of 5 years. The options vest 25% quarterly over 1 year. During the years ended December 31, 2019 and 2018, the Company recorded approximately $51,000 and $27,000, respectively, of stock-based compensation expense related to the vesting of stock option grants. As of December 31, 2019, the Company had unrecognized compensation expense of approximately $2,000 which will be recorded to operations over the next three months.

2018

No stock options were granted by the Company in 2018.

13. Segments

The Company has one reportable segment: vehicle tracking and recovery solutions. The Company allocates resources to and assesses the performance of each reportable segment using information about its revenue and operating income (loss). The Company does not evaluate operating segments using discrete asset information.

Segmentation by geographical location is not presented as all revenues are earned in the U.S. Total assets by segment are not presented as that information is not used to allocate resources or assess performance at the segment level and is not reviewed by the Chief Operating Decision Maker of the Company.

14. Concentration Risk

The Company extends credit to customers on an unsecured basis in the normal course of business. The Company’s policy is to perform an analysis of the recoverability of its receivables at the end of each reporting period and to establish allowances where appropriate. The Company analyzes historical bad debts and contract losses, customer concentrations, and customer credit-worthiness when evaluating the adequacy of the allowances.

During the years ended December 31, 2019 and 2018, the Company had two and three customers which accounted for 69% and 74%, respectively, of total invoiced amounts, which are recorded as deferred revenues and amortized over the related service period to revenues.

F-33

As of December 31, 2019 and 2018, the Company had four and three customers, respectively, which accounted for 78% and 93%, respectively, of the gross accounts receivable balance.

15. Income Taxes

The Company’s income tax provision consists of the following:

	2019	2018
Current:
Federal	$-	$10,000
State	-	-
Foreign	-	-
Total Current	-	10,000
Deferred:
Federal	-	-
State	-	-
Foreign	-	-
Total Deferred	-	-
Provision for income taxes	$-	$10,000

A reconciliation of income taxes computed by applying the statutory U.S. income tax rate to the Company’s loss before income taxes to the income tax provision is as follows:

	2019	2018
Computed tax benefit at federal statutory rate	$(100,605)	$(223,397)
Permanent items	11,913	6,987
Stock-based compensation	1,050	11,840
Incentive stock options	-	1,773
Conversion feature derivative liability	(37,852)	(11,979)
Interest expense, derivative liability	36,428	-
Uncertain tax positions	-	10,000
Impact of difference related to foreign earnings	1,469	-
Gain on extinguishment of debt	-	(22,104)
Change in fair value of derivative liability	(42,748)	-
Valuation allowance	130,345	236,880
Provision for income taxes	$-	$10,000

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	2019	2018
Deferred Tax Assets:
Net operating loss carryforwards	$2,192,000	$1,826,000
Stock-based compensation	7,000	1,000
Accounts receivable and other timing differences	197,000	317,000
Basis difference in assets and debt	(109,000)	(42,000)
Total Deferred Tax Asset	2,287,000	2,102,000
Valuation allowance	(2,287,000)	(2,102,000)
Net Deferred Tax Asset	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets for the U.S. federal and state have been fully offset by a valuation allowance.

As of December 31, 2019, the Company had net operating loss carryforwards for federal and state income tax purposes of $7,272,553 and $7,136,214, respectively, which expire beginning in the year 2029.

F-34

The Company is required to file US federal and California tax returns. Due to the Company’s loss position the statute remains open for any losses carried over into the current year which means all years from 2006 remain open to examination.

The Company has adopted FASB ASC 740, “Income Taxes” to account for income taxes. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement. This standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in the tax return. ASC 740 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transaction. In accordance with ASC 740-10-50, the Company is classifying interest and penalties as a component of tax expense.

The Company has a reserve related to unrecognized tax positions of $90,000 as of December 31, 2019, which is presented as part of accounts payable and accrued liabilities. These unrecognized tax positions, if recognized, would affect the effective tax rate. A reconciliation of the change in the unrecognized tax positions for the year ended December 31, 2019 is as follows:

Federal and State
Balance at January 1, 2019	$90,000
Additions for tax positions related to current year	-
Additions for tax positions related to prior years	-
Balance at December 31, 2019	$90,000

16. Commitments and Contingencies

Withheld Payroll Taxes

Since its inception, the Company has made several payments to employees for wages, net of state and federal income taxes. Due to cash constraints, the Company has not yet remitted all of these withheld amounts to the appropriate government agency. Accordingly, as of December 31, 2019 and 2018 the Company has recorded $37,984 and $14,878, respectively, related to this obligation in accounts payable and accrued liabilities, including estimated penalties and interest.

Operating Lease

Rent expense for the years ended December 31, 2019 and 2018 was approximately $39,000 and $35,000, respectively. As of December 31, 2019, we are obligated to make minimum lease payments under our operating lease of approximately $10,000 in 2020.  As our lease is considered short-term under the accounting guidance of ASC 842 as of December 31, 2019, we have not included the related disclosures required under ASC 842. Our lease was a month-to-month lease throughout most of 2019, but in March 2020, the lease was renewed for three months.  Our monthly lease expense for this arrangement is approximately $2,000 per month.

Indemnities and Guarantees

We have made certain indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. We indemnify our officers and directors to the maximum extent permitted under the laws of the State of Nevada. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. These indemnities and guarantees do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

Legal Matters

In the ordinary course of business, we may face various claims brought by third parties and may, from time to time, make claims or take legal actions to assert our rights, including intellectual property disputes, contractual disputes and other commercial disputes. Any of these claims could subject us to litigation. Management believes there are currently no claims that are likely to have a material effect on our consolidated financial position and results of operations.

17. Restatements

During 2019, we discovered that an accounting error had been made related to the Company not properly recording contract assets as required under the relevant accounting guidance for revenue recognition.  (As discussed in Note 1 “Revenue Recognition and Deferred Revenue”, contract assets are netted with deferred revenues for balance sheet presentation purposes.) It was determined that the error is immaterial to the 2018 consolidated financial statements; however, correcting the error in 2019 would materially misstate the current year consolidated financial statements.  As such, we computed the appropriate amounts related to 2018 and recorded such in the accompanying consolidated financial statements.  See below for a summary of the corrections made for this error:

F-35

Account	Previously Recorded Balance	Corrected Balance	Correction Made
Balance Sheet
Current liabilities	$1,359,732	$1,130,752	$228,980
Total liabilities	$1,534,983	$1,208,114	$326,869
Accumulated deficit	$(11,376,368)	$(11,049,499)	$326,869

Statement of Operations
Cost of revenues	$646,424	$668,664	$22,240
Net loss	$(1,153,080)	$(1,175,320)	$22,240
Loss per share	$(0.02)	$(0.02)	$-

Statement of Cash Flows
Deferred revenues, net	$(51,561)	$(73,801)	$(22,240)

18. Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are available to be issued. Any material events that occur between the balance sheet date and the date that the consolidated financial statements were available for issuance are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that existed at the balance sheet date. Based upon this review, except as disclosed within the footnotes or as discussed below, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

In December 2019, a novel strain of coronavirus diseases (“COVID-19”) was first reported in Wuhan, China. Less than four months later, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The extent of COVID-19’s effect on the Company’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considered the rapidly evolving landscape. The Company is currently analyzing the potential impacts to its business. At this time, it is not possible to determine the magnitude of the overall impact of COVID-10 on the Company. However, it could have a material adverse effect on the Company’s business, financial condition, liquidity, results of operations, and cash flows.

During 2020, through the date of this filing, we converted an additional $213,000 of principal and accrued interest of our convertible notes into 387,974,460 shares of common stock and also have converted an additional 148,200 preferred stock shares and accrued interest, totaling $209,000 into 199,206,989 shares of common stock.

On February 13, 2020 the Company issued 1,750,000 shares of common stock for total cash proceeds of $20,000, and the conversion of $6,250 of accounts payable.

On March 27, 2020 the Company issued 25,000,000 shares of common stock for total cash proceeds of $125,000.

On February 18, 2020 the Company launched Medallion GPS PRO for Light-Commercial Fleets utilizing the DTC Patent.

On March 2, 2020 the Company announced an exclusive supply agreement with the County Executives of America covering more than 700 Counties across the US.

On April 2, 2020, the Company increased its authorized shares of common stock to 1,490,000,000 shares.

On February 10, 2020, the Company designated and subsequently issued 1,000,000 shares of its newly formed Series B Super Voting preferred stock.  Each share of Series B preferred stock has voting rights equal to 500 shares of common stock, is not entitled to receive dividends, are is not convertible into shares of common stock.  If the holder of the Series B preferred stock ceases to be a Board Member, the Company will repurchase any Series B preferred stock from the holder for a price of $0.001 per share.  If the holder of the Series B preferred stock proposes to transfer any shares of Series B preferred stock, the Company will have 90 days to repurchase the shares for a price of $0.001 per share.

On February 26, 2020, the Company issued 47,300 shares of Series A preferred stock for proceeds of $43,000.

On May 11, 2020, the Company issued 47,300 shares of Series A preferred stock for proceeds of $42,570.

F-36

 160,256,410 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities, whether participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is __________________ 2020

38

IGEN Networks Corp.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be paid by us, are as follows:

Filing fee under the Securities Act of 1933	$325
Accountants’ fees and expenses	10,000
Legal fees and related expenses	25,000
Blue Sky fees and expenses	1,000
Printing and Edgar expenses	2,000
Transfer agent fees	1,000
Miscellaneous	5,000
Total	$44,325

Item 14. Indemnification of Directors and Officers

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he/she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

The Company also may purchase and maintain insurance or other arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company in a like capacity as a director, officer, partner, venture, proprietor, trustee, employee, agent or similar position of another foreign or domestic corporation or other entity, against any liability asserted against and incurred by him or her in such a capacity, or arising out of his or her status as such a person, whether or not the Company would have the power to indemnify him or her against that liability.

39

The foregoing indemnification right shall not be exclusive of any other right which an indemnified person may have or hereafter acquire by statute, certificate of formation, bylaws, agreement, vote of stockholder or other means.

Item 15. Recent Sales of Unregistered Securities

During the six months ended June 30, 2020, the following securities were sold or issued:

During the six months ended June 30, 2020, the Company sold a total of 26,750,000 shares of common stock for proceeds of $151,250.

During the six months ended June 30, 2020, the Company issued a total of 819,264,782 shares of common stock for the conversion of debt, accrued interest and fees, and the conversion of series A preferred stock and accrued dividends.

During the six months ended June 30, 2020, the Company issued 62,579,483 shares of common stock for the cashless exercise of warrants.

During the six months ended June 30, 2020, the Company issued 26,828,800 shares of common stock for the conversion of accrued expenses owed to the CEO and VP of Operations.

On April 9, 2019 and separately on June 11, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. On April 9, 2019, the Company issued 86,000 shares for net proceeds of $75,000 (after deducting $3,000 of direct legal costs) and on June 11, 2019, the Company issued 58,300 shares for net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

On September 17, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. The Company issued 58,300 shares for net proceeds of $50,000 (after $3,000 deduction of direct legal costs).

On February 25, 2020, the Company entered into a Series A Preferred Stock Purchase Agreement with an investor. The Company issued 47,300 shares for proceeds of $43,000.

During the quarter ended June 30, 2020, the Company entered into two Series A Preferred Stock Purchase Agreements with an investor. The Company issued 100,100 shares for proceeds of $91,000.

All of the common stock issued above were issued in private transactions to persons management believed possessed adequate information concerning the Company, and the requisite level of knowledge and sophistication to evaluate the merits of the Company. The issuances were made in reliance on an exemption from registration with the Securities and Exchange Commission provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares are considered restricted securities and certificates representing the shares must contain a legend restricting further transfer, unless the shares are first registered under the Securities Act of 1933, or qualify for an appropriate exemption.

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Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed with this Registration Statement:

Exhibit No.	Exhibit Description

3.1(1)	Articles of Incorporation (Nevada)

3.2 (2)	Amendment to Articles of Incorporation

3.3 (2)	Amendment to Articles of Incorporation

3.4(1)	Bylaws

5.1 (2)	Opinion of James B. Parsons, Attorney at Law, regarding legality of securities being registered

10.5 (2)	Equity Purchase Agreement

10.6 (2)	Registration Rights Agreement

21.1(1)	Subsidiaries of IGEN Networks Corp.

23.1 (2)	Consent of Hall & Company, Independent Certified Public Accountants

23.2 (2)	Consent of James B. Parsons, Attorney at Law (Included as part of Exhibit 5.1)

(1)	Filed as Exhibit to initial filing of Form SB-2 Registration Statement on April 4, 2007.

(2)	Incorporated by reference to our Registration Statement on Form S-1/A filed on September 18, 2020.

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Item 17. Undertakings

We hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement, or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Elsinore, California, on this  22th day of September, 2020.

IGEN Networks Corp.
(Registrant)

By:	/s/ Neil Chan
Neil Chan
Chief Executive Officer and Director

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert Nealon	Director, Chairman of the Board	September 22, 2020
Robert Nealon

/s/ Neil G. Chan	Director, Chief Executive Officer	September 22, 2020
Neil G. Chan	(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Mark Wells	Director	September 22, 2020
Mark Wells

/s/ Abel I. Sierra	Executive Officer, VP & GM	September 22, 2020
Abel I. Sierra

/s/ Robert Friedman	Director	September 22, 2020
Robert Friedman

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